Exhibit 4.1

MAGNACHIP SEMICONDUCTOR S.A.

AND

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

as Issuers,

AND

EACH OF THE GUARANTORS PARTY HERETO

FLOATING RATE SECOND PRIORITY SENIOR SECURED NOTES DUE 2011

AND

6 7/8% SECOND PRIORITY SENIOR SECURED NOTES DUE 2011

INDENTURE

Dated as of December 23, 2004

THE BANK OF NEW YORK

Trustee

[US BANK]

(solely with respect to Article 13 hereof)

Collateral Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	10.03
(b)(2)	7.06; 7.07
(c)	7.06; 10.03;14.02
(d)	7.06
314(a)	4.03;12.02; 14.05
(b)	10.02
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	10.03; 10.04; 10.05
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 14.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	14.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

i

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.	94
Section 8.02	Legal Defeasance and Discharge.	94
Section 8.03	Covenant Defeasance.	95
Section 8.04	Conditions to Legal or Covenant Defeasance.	95
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.	96
Section 8.06	Repayment to the Issuers.	97
Section 8.07	Reinstatement.	97

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.	97
Section 9.02	With Consent of Holders of Notes.	98
Section 9.03	Compliance with Trust Indenture Act.	100
Section 9.04	Revocation and Effect of Consents.	100
Section 9.05	Notation on or Exchange of Notes.	100
Section 9.06	Trustee to Sign Amendments, etc.	100

ARTICLE 10.
COLLATERAL AND SECURITY

Section 10.01	Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt	101
Section 10.02	Ranking of Note Liens	101
Section 10.03	Relative Rights	102
Section 10.04	Compliance with Trust Indenture Act	102
Section 10.05	Further Assurances; Insurance	103

ARTICLE 11.
SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.	104
Section 11.02	Application of Trust Money.	105

ARTICLE 12.
NON-KOREAN NOTE GUARANTEES

Section 12.01	Guarantee.	106
Section 12.02	Limitation on Guarantor Liability.	107
Section 12.03	Execution and Delivery of Note Guarantee.	107
Section 12.04	Non-Korean Guarantors May Consolidate, etc., on Certain Terms.	108
Section 12.05	Releases.	108

ARTICLE 13.
KOREAN NOTE GUARANTEE

Section 13.01	Guarantees.	109
Section 13.02	Remedies.	111

ARTICLE 14.
MISCELLANEOUS

Section 14.01	Trust Indenture Act Controls.	111
Section 14.02	Notices.	111
Section 14.03	Communication by Holders of Notes with Other Holders of Notes.	113

EXHIBITS

Exhibit A1	FORM OF FLOATING RATE NOTE
Exhibit A2	FORM OF FLOATING RATE REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B1	FORM OF FIXED RATE NOTE
Exhibit B2	FORM OF FIXED RATE REGULATION S TEMPORARY GLOBAL NOTE
Exhibit C	FORM OF CERTIFICATE OF TRANSFER
Exhibit D	FORM OF CERTIFICATE OF EXCHANGE
Exhibit E	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E1	FORM OF NOTATION OF NON-KOREAN GUARANTEE
Exhibit E2	FORM OF NOTATION OF KOREAN GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of December 23, 2004 among MAGNACHIP SEMICONDUCTOR S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip”), MAGNACHIP SEMICONDUCTOR FINANCE COMPANY, a Delaware corporation (“Finance Company,” and together with MagnaChip, the “Issuers”), the Guarantors (as defined), THE BANK OF NEW YORK, as trustee (the “Trustee”), and US BANK, as collateral trustee (the “Collateral Trustee”). For avoidance of doubt, the Collateral Trustee is a party to this Indenture solely with respect to Article 13 hereof.

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Issuers’ Floating Rate Second Priority Senior Secured Notes due 2011 (the “Floating Rate Notes”) and 6 7/8% Second Priority Senior Secured Notes due 2011 (the “Fixed Rate Notes,” and together with the Floating Rate Notes, the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means the Fixed Rate 144A Global Note or the Floating Rate 144A Global Note, as the case may be.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such other Person is merged with or into or became a Restricted Subsidiary of such Person shall not be Acquired Debt; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided that the amount of such Indebtedness shall be deemed to be the lesser of the value of such asset and the amount of the obligation so secured.

“Acquisition” means the purchase of the System IC division from Hynix Semiconductor Inc.

“Additional Notes” means Fixed Rate Additional Notes or Floating Rate Additional Notes, as the case may be.

“Advisory Agreements” means the advisory agreements dated as of October 6, 2004, by and between US LLC, MagnaChip and each of (i) Francisco Partners Management, LLC, (ii) CVC Management LLC and (iii) CVC Capital Partners Asia Limited, as each may be amended, supplemented, modified, renewed, extended or replaced from time to time.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of MagnaChip and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

(2) the issuance or sale of Equity Interests in any of MagnaChip’s Subsidiaries, other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than MagnaChip or a Restricted Subsidiary.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.5 million;

(2) a transfer of assets between or among MagnaChip and its Restricted Subsidiaries (including to a Person that becomes a Restricted Subsidiary upon such transfer);

(3) an issuance of Equity Interests by a Restricted Subsidiary of MagnaChip to MagnaChip or to a Restricted Subsidiary of MagnaChip;

(4) the sale, lease, conveyance or other disposition of products, inventory, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out, uneconomical, surplus or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(7) Permitted Liens; and

(8) grants of licenses in intellectual property on terms customary for the semiconductor industry.

Notwithstanding the foregoing, the aggregate value of (i) all Permitted Investments in Restricted Subsidiaries that are not Guarantors (the value of which is measured at the time of such Permitted Investments) and (ii) all transfers of assets to Restricted Subsidiaries that are not Guarantors (the value of which is measured at the time of such transfer of assets), shall not exceed an amount equal to 33 1/3% of the Total Assets of MagnaChip and its Restricted Subsidiaries.

“Bankruptcy Law” means Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” means a broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars, Korean Won, Pound Sterling, Hong Kong dollars, New Taiwan dollars, Euros and Japanese yen;

(2) securities issued or directly and fully guaranteed or insured by the United States government, Korean government, EU member states with a sovereign credit rating of A or better, the Japanese government, the Taiwan government, the Hong Kong government, or any agency or instrumentality of any such government (provided that the full faith and credit of any such government is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) United States dollar denominated and Korean Won denominated certificates of deposit, eurodollar time deposits and other similar instruments in the United States, Hong Kong, Taiwan and Japan with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Senior Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better or a comparable rating by a comparable rating agency in the relevant jurisdiction if a Moody’s or S&P rating is unavailable;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or one of the three highest ratings attainable from S&P or a comparable rating by a comparable rating agency in the relevant jurisdiction if a Moody’s or S&P rating is unavailable and, in each case, maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case relating to property or other assets that constituted Collateral.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of US LLC and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of MagnaChip;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of MagnaChip, measured by voting power rather than number of shares; or

(4) after an initial public offering of MagnaChip or any direct or indirect parent of MagnaChip, the first day on which a majority of the members of the Board of Directors of such public company are not Continuing Directors.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means all properties and assets at any time owned or acquired by MagnaChip or any of the other Pledgors, except:

(1) Excluded Assets;

(2) any properties and assets as to which Liens are required to be released pursuant to the Intercreditor Agreement; and

(3) any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to the Intercreditor Agreement,

provided that, in the case of clauses (2) and (3), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of MagnaChip or any other Pledgor, such assets or properties will cease to be excluded from the Collateral if MagnaChip or any other Pledgor thereafter acquires or reacquires such assets or properties.

“Collateral Trustee” means US Bank, in its capacity as collateral trustee for the Priority Lien Collateral Agent and the Parity Lien Collateral Agent with respect to the guarantees of the Secured Obligations issued to such collateral trustee by MagnaChip Semiconductor, Ltd. (Korea) and the various liens on Collateral owned by MagnaChip Semiconductor, Ltd. to secure such guarantees, together with its successors in such capacity.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) other expenses incurred in connection with the Acquisition on or prior to the Issue Date; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of MagnaChip will be added to Consolidated Net Income to compute Consolidated Cash Flow of MagnaChip only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to MagnaChip by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that any dividend or similar distribution is actually and lawfully made and not otherwise included in Consolidated Net Income of such Person;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any expenses associated with the Acquisition and the transactions contemplated thereby will be excluded;

(5) any transaction gains and losses due to fluctuations in currency values and the related tax effect will be excluded; and

(6) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of such Person who:

(1) was a member of such Board of Directors on the Issue Date;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3) was elected to the Board of Directors under the Securityholders’ Agreement.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of this instrument is located at 101 Barclay Street, 8W, New York, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Senior Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Senior Credit Agreement, together with its successors in such capacity.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Senior Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means the Fixed Rate Definitive Note or the Floating Rate Definitive Note, as the case may be.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require MagnaChip to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that MagnaChip may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section

4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that MagnaChip and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative, the Priority Lien Collateral Agent and the Parity Lien Collateral Agent) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means each of the following:

(1) all “securities,” including membership interests, convertible preferred equity certificates, preferred equity certificates, units of contribution, stock, shares, and the like of MagnaChip and any of MagnaChip’s “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act);

(2) assets as to which the Priority Lien Collateral Agent does not obtain a Lien; and

(3) assets that are described as excluded assets in the Security Documents that secure the Parity Lien Obligations.

“Existing Indebtedness” means Indebtedness of US LLC and its Subsidiaries (other than Indebtedness under the Senior Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller, determined in good faith by the Board of Directors of MagnaChip (unless otherwise provided in this indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period.

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date or that becomes a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date or would cease to be a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of MagnaChip (other than Disqualified Stock) or to MagnaChip or a Restricted Subsidiary of MagnaChip, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Fixed Rate 144A Global Note” means a Global Note substantially in the form of Exhibit B1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Floating Rate Notes, sold in reliance on Rule 144A.

“Fixed Rate Additional Notes” means additional Fixed Rate Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Fixed Rate Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit B1 hereto except that such Fixed Rate Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Fixed Rate IAI Global Note” means a Global Note substantially in the form of Exhibit B1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Fixed Rate Notes sold to Institutional Accredited Investors.

“Fixed Rate Regulation S Global Note” means a Fixed Rate Regulation S Temporary Global Note or Fixed Rate Regulation S Permanent Global Note, as appropriate.

“Fixed Rate Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit B1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Fixed Rate Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit B2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Fixed Rate Restricted Definitive Note” means a Fixed Rate Definitive Note bearing the Private Placement Legend.

“Fixed Rate Restricted Global Note” means a Fixed Rate Global Note bearing the Private Placement Legend.

“Fixed Rate Second Priority Notes Applicable Premium” means the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at December 15, 2008, (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the note through December 15, 2008 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note, if greater.

“Fixed Rate Unrestricted Definitive Note” means a Fixed Rate Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Fixed Rate Unrestricted Global Note” means a Fixed Rate Global Note that does not bear and is not required to bear the Private Placement Legend.

“Floating Rate 144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Floating Rate Notes, sold in reliance on Rule 144A.

“Floating Rate Additional Notes” means additional Floating Rate Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Floating Rate Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Floating Rate Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Floating Rate IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Floating Rate Notes sold to Institutional Accredited Investors.

“Floating Rate Regulation S Global Note” means a Floating Rate Regulation S Temporary Global Note or Floating Rate Regulation S Permanent Global Note, as appropriate.

“Floating Rate Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Floating Rate Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Floating Rate Restricted Definitive Note” means a Fixed Rate Definitive Note bearing the Private Placement Legend.

“Floating Rate Restricted Global Note” means a Fixed Rate Global Note bearing the Private Placement Legend.

“Floating Rate Second Priority Notes Applicable Premium” means the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at December 15, 2005, (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the note through December 15, 2005, assuming that the LIBOR Rate in effect on the date of the redemption notice would be the LIBOR Rate in effect through December 15, 2005 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the LIBOR Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note, if greater.

“Floating Rate Unrestricted Definitive Note” means a Floating Rate Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Floating Rate Unrestricted Global Note” means a Floating Rate Global Note that does not bear and is not required to bear the Private Placement Legend

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 and B1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means securities that are

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court central bank or other entity exercising executive, legislative, judicial taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of the Non-Korean Guarantors and the Korean Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices,

in each case, in reasonable relation to the business of MagnaChip and the Restricted Subsidiaries, and not for speculative purposes.

“Holder” means a Person in whose name a Note is registered.

“Hynix Agreements” means each of the following as the same may be amended, restated, supplemented, modified, renewed, extended or replaced from time to time:

(1) Business Transfer Agreement dated as of June 12, 2004 by and between Hynix and MagnaChip Korea;

(2) First Amendment to Business Transfer Agreement dated as of October 6, 2004 by and between Hynix and MagnaChip Korea;

(3) General Services Supply Agreement dated as of October 6, 2004 by and between Hynix and MagnaChip Korea;

(4) each of the Overseas Sales Services Agreements dated as of October 6, 2004 by and between a Subsidiary of Hynix and a Subsidiary of MagnaChip;

(5) R&D Equipment Utilization Agreement dated as of October 6, 2004 by and between Hynix and MagnaChip Korea;

(6) IT & FA Service Agreement dated as of October 6, 2004 by and between Hynix and MagnaChip Korea;

(7) Wafer Foundry Service Agreement dated as of October 6, 2004 by and between Hynix and MagnaChip Korea;

(8) Mask Production and Supply Agreement dated as of October 6, 2004 by and between Hynix and MagnaChip Korea;

(9) each of the Building Lease Agreements dated as of October 6, 2004 by and between Hynix and MagnaChip Korea;

(10) Trademark License Agreement dated as of October 6, 2004 by and between Hynix and MagnaChip Korea; and

(11) Intellectual Property Licensing Agreement dated as of October 6, 2004 by and between Hynix and MagnaChip Korea.

“IAI Global Note” means the Fixed Rate IAI Global Note or the Floating Rate IAI Global Note, as the case may be.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $250,000 and whose total revenues for the most recent 12-month period do not exceed $250,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of MagnaChip; provided, further, that the revenues and total assets of all such subsidiaries shall not exceed $2.5 million in the aggregate.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person and the amount of such obligation being deemed to be the lesser of the value of such asset and the amount of the obligation so secured) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $500,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means UBS Securities LLC, Seoul Branch, UBS Securities LLC, Citigroup Global Market Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., and Deutsche Bank Securities LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against MagnaChip or any other Pledgor under Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of MagnaChip or any other Pledgor, any receivership or assignment for the benefit of creditors relating to MagnaChip or any other Pledgor or any similar case or proceeding relative to MagnaChip or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to MagnaChip or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of MagnaChip or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date of the Issue Date, among the Pledgors, the Priority Lien Credit Agreement Agent, the Priority Lien Collateral Agent, the Trustee and the Parity Lien Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the consolidated balance sheet of such Person and (B) commission, travel, moving and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If MagnaChip or any Subsidiary of MagnaChip sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of MagnaChip such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of MagnaChip, MagnaChip will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of MagnaChip’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by MagnaChip or any Subsidiary of MagnaChip of a Person that holds an Investment in a third Person will be deemed to be an Investment by MagnaChip or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of this Indenture.

“Korean Guarantor” means each of:

(1) MagnaChip Semiconductor, Ltd. (Korea); and

(2) any other Subsidiary of MagnaChip organized under the laws of the Republic of Korea that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, Seoul, Korea or at a place of payment of any payment due in respect of any Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“LIBOR Rate” means, for each quarterly period during which any Floating Rate Note is outstanding subsequent to the initial quarterly period, the rate determined by MagnaChip (notice of such rate to be sent to the Trustee by MagnaChip on the date of determination thereof) equal to the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two business days prior to the first day of such quarterly period; provided that, if no such British Bankers’ Association LIBOR rate is available to MagnaChip, the LIBOR Rate for the relevant quarterly period shall instead be the rate at which UBS Securities LLC or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two business days prior to the first day of such quarterly period, in amounts equal to $1.0 million. Notwithstanding the foregoing, the LIBOR Rate for the initial quarterly period shall be 2.51%.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, each existing and future Priority Lien Representative and each existing and future holder of Permitted Prior Liens:

(a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by MagnaChip or any other Pledgor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Parity Lien Collateral Agent for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(c) consenting to and directing the Parity Lien Collateral Agent to perform its obligations under the Intercreditor Agreement and the other Security Documents; and

(2) as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the credit agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt, each existing and future Parity Lien Representative and each existing and future holder of Permitted Prior Liens:

(a) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by MagnaChip or any other Pledgor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c) consenting to and directing the Priority Lien Collateral Agent to perform its obligations under the Intercreditor Agreement and the other Security Documents.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by MagnaChip or any of its Restricted Subsidiaries in respect of any Casualty Event or Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, and any repayment of Indebtedness that was permitted to be secured by the assets sold or lost in such Asset Sale or Casualty Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Korean Guarantor” means each of:

(1) MagnaChip Semiconductor LLC (USA), MagnaChip Semiconductor, Inc. (USA), MagnaChip Semiconductor B.V. (Netherlands), MagnaChip Semiconductor SA Holdings LLC (USA), MagnaChip Semiconductor Ltd. (UK), MagnaChip Semiconductor Inc. (Japan), MagnaChip Semiconductor Ltd. (Hong Kong) and MagnaChip Semiconductor Ltd. (Taiwan); and

(2) any other Subsidiary of MagnaChip that executes a Note Guarantee in accordance with the provisions of this Indenture, other than a Korean Guarantor,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither MagnaChip nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of MagnaChip or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of MagnaChip or any of its Restricted Subsidiaries.

“Note Documents” means this Indenture, the Notes and the Security Documents.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of MagnaChip’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, with respect to the provisions of the Intercreditor Agreement, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium, if any, fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Vice-President, any Director, any Manager, any Managing Director, or any Person authorized by any of the foregoing as set forth in an Officers’ Certificate.

“Officers’ Certificate” means a certificate signed on behalf of MagnaChip by two Officers of MagnaChip, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of MagnaChip, that meets the requirements of Section 14.05 hereof and is delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 14.05 hereof. The counsel may be an employee of or counsel to MagnaChip or any Restricted Subsidiary of MagnaChip.

“Parity Lien” means a Lien granted by a Parity Lien Security Document to a Parity Lien Representative at any time, upon any property of MagnaChip or any other Pledgor to secure Parity Lien Obligations.

“Parity Lien Collateral Agent” means The Bank of New York, in its capacity as collateral agent for the Trustee and the holders of Notes or other Parity Lien Obligations under the Security Documents, together with its successors in such capacity.

“Parity Lien Debt” means:

(1) the Notes issued on the Issue Date (including any related Exchange Notes); and

(2) any other Indebtedness of MagnaChip (including Additional Notes) that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) the net proceeds are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire Priority Lien Debt or other Parity Lien Debt; or

(b) on the date of incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio would not be greater than 2.75 to 1.0;

provided, further, in the case of any Indebtedness referred to in clause (2) of this definition:

(a) on or before the date on which such Indebtedness is incurred by MagnaChip, such Indebtedness is designated by MagnaChip, in an Officers’ Certificate delivered to each Parity Lien Representative and Collateral Trustee and the Parity Lien Collateral Agent, as “Parity Lien Debt” for the purposes of this Indenture and the Intercreditor Agreement, provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Parity Lien Collateral Agent Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if MagnaChip delivers to the Parity Lien Collateral Agent an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Note Documents, this Indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1) in the case of the Notes, the Trustee;

(2) in the case of any other Series of Parity Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Intercreditor Agreement by executing a joinder in the form required under the Intercreditor Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the businesses of MagnaChip, its direct and indirect parents, and their respective subsidiaries as of the Issue Date and any other business ancillary or supplementary to the semiconductor business.

“Permitted Investments” means:

(1) any Investment in MagnaChip or in a Restricted Subsidiary of MagnaChip;

(2) any Investment in Cash Equivalents;

(3) any Investment by MagnaChip or any Restricted Subsidiary of MagnaChip in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of MagnaChip; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, MagnaChip or a Restricted Subsidiary of MagnaChip;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of MagnaChip or any of its direct or indirect parents;

(6) any Investments received in compromise or resolution of (A) obligations that were incurred in the ordinary course of business of MagnaChip or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees, directors, officers or consultants made in the ordinary course of business of MagnaChip or any Restricted Subsidiary of MagnaChip in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9) repurchases of the Notes;

(10) (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the consolidated balance sheet of such Person and (B) payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(11) receivables owing to MagnaChip or any Restricted Subsidiary of MagnaChip if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include the concessionaire trade terms as MagnaChip or the Restricted Subsidiary deems reasonable under the circumstances;

(12) Investments in existence on the Issue Date;

(13) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by MagnaChip or any Restricted Subsidiary;

(14) Investment in any Person where such Investment was acquired by MagnaChip or any of the Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by MagnaChip or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by MagnaChip or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding that does not exceed the greater of (A) $50.0 million and (B) 5.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value). Provided that any cash return on capital in any such Permitted Investment (including through any dividend, distribution, repayment, redemption, payment of interest or other transfer) made pursuant to this clause (15) will reduce the amount of any such Permitted Investment for purposes of calculating the amount of Permitted Investments under this clause (15) and will be excluded from clauses (3)(A), (D) and (E) of the first paragraph of Section 4.07(a); provided, that the total reduction may not exceed the amount of the original investment.

Notwithstanding the foregoing, an Investment in a Restricted Subsidiary that is not a Guarantor will not be deemed a Permitted Investment if the aggregate value of (i) all Permitted Investments in Restricted Subsidiaries that are not Guarantors (the value of which is measured at the time of such Permitted Investments) and (ii) all transfers of assets to Restricted Subsidiaries that are not Guarantors (the value of which is measured at the time of such transfers of assets) exceeds an amount equal to 33 1/3% of the Total Assets of MagnaChip and its Restricted Subsidiaries.

“Permitted Liens” means:

(1) Liens held by the Collateral Trustee or the Priority Lien Collateral Agent securing (A) Priority Lien Debt in an aggregate principal amount not exceeding the Priority Lien Cap and (B) all related Priority Lien Obligations and (C) Hedging Obligations related thereto with parties to the Senior Credit Agreement;

(2) Liens held by the Collateral Trustee or the Parity Lien Collateral Agent equally and ratably securing the Notes to be issued on the Issue Date and all future Parity Lien Debt and other Parity Lien Obligations and Hedging Obligations related thereto with parties to the Senior Credit Agreement;

(3) Liens in favor of MagnaChip or the Guarantors;

(4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with MagnaChip or any Subsidiary of MagnaChip; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with MagnaChip or the Subsidiary;

(5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by MagnaChip or any Subsidiary of MagnaChip; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(5) hereof covering only the assets acquired with or financed by such Indebtedness;

(8) Liens existing on the Issue Date;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) pledges or deposits by a Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(12) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(13) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(14) attachment or judgment Liens not giving rise to an Event of Default;

(15) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by MagnaChip or any of its Restricted Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by MagnaChip or any Restricted Subsidiary to provide collateral to the depository institution;

(16) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is permitted to be incurred under this Indenture;

(17) Liens arising from the filing of Uniform Commercial Code financing statements regarding leases;

(18) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(19) Leases or subleases granted to others that do not materially interfere with the ordinary course of business of MagnaChip and its Restricted Subsidiaries or materially impair the value of Collateral;

(20) Liens on deposits, in an aggregate amount not to exceed $250,000 at any one time outstanding, made in the ordinary course of business to secure liability to insurance carriers;

(21) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

(22) Customary liens on deposits required in connection with the purchase of property, plant, equipment, inventory and other assets;

(23) Liens to secure all loans which may not be prepaid prior to one year following the date such loan is made under the Senior Credit Facility between MagnaChip Semiconductor, Ltd. (Korea) and certain institutional lenders with the Korean Exchange Bank, as agent, and liens on deposits made in order to secure the payment of such debt when prepayment is permitted;

(24) Liens to secure Indebtedness permitted by Section 4.09(b)(2) and (17) hereof, provided, that with respect to such Section 4.09(b)(17), such Liens cover only the assets owned by the Subsidiary incurring such Indebtedness;

(25) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security;

(26) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by MagnaChip or any of the Restricted Subsidiaries in the ordinary course of business; and

(27) Liens incurred in the ordinary course of business of MagnaChip or any Restricted Subsidiary of MagnaChip with respect to obligations that do not exceed $5.0 million at any one time outstanding.

“Permitted Prior Liens” means:

(1) Liens described in clause (1) of the definition of “Permitted Liens;”

(2) Liens described in clauses (4), (5), (6), (7), (8) (11), (16), (18) (provided that the original Lien was a Permitted Prior Lien), (19), (20), (21), (22), (23), (24), (25) and (26) of the definition of “Permitted Liens;” and

(3) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

“Permitted Refinancing Indebtedness” means any Indebtedness of MagnaChip or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge other Indebtedness of MagnaChip or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, extended, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged; and

(4) such Indebtedness is incurred either by MagnaChip or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed under Section 951 of the code, refunded, refinanced, replaced, extended, defeased or discharged.

“Permitted Tax Payments” means, for so long as US LLC is treated as a partnership for U.S. federal income tax purposes, payments in respect of tax liabilities of US LLC’s investors arising from direct or indirect ownership of US LLC’s equity interests under Section 951 of the Code. Permitted Tax Payments shall be calculated by reference to the amount of US LLC’s and its Subsidiaries’ income determined to be an amount required to be included in income under section 951 of the Code times 35%. A nationally recognized accounting firm chosen by US LLC shall determine the amount of Permitted Tax Payments.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledgors” means US LLC, MagnaChip, the Guarantors and any other Person (if any) that provides collateral security for any Secured Debt Obligations.

“Principals” means

(1) (A) Francisco Partners, L.P. (“FP”), any FP fund or co-investment partnership, (B) any general partner of any FP fund or co-investment partnership (collectively, an “FP Partner”), and any corporation, partnership or other entity that is an Affiliate of any FP Partner (collectively “FP Affiliates”), (C) any managing director, general partner, director, officer or employee of an FP fund, any FP Partner or any FP Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (1)(A) (collectively, “FP Associates”) and (D) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only FP, FP Partners, FP Affiliates, FP Associates, their spouses or their lineal descendants;

(2) (A) Citigroup Venture Capital Equity Partners, L.P. (“CVC”), CVC/SSB Employee Fund, L.P., CVC Executive Fund LLC, Natasha Foundation, Citicorp Venture Capital Ltd., any CVC fund or co-investment partnership, Citigroup, any affiliate of Citigroup or any general partner of any CVC fund or co-investment partnership (collectively, a “CVC Partner”), and any corporation, partnership or other entity that is an Affiliate of Citigroup or any CVC Partner (collectively “CVC Affiliates”), (B) any managing director, general partner, director, officer or employee of any CVC fund, any CVC Partner or any CVC Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (B) (collectively, “CVC Associates”) and (C) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only CVC, CVC Partners, CVC Affiliates, CVC Associates, their spouses or their lineal descendants;

(3) (A) CVC Capital Partners Asia II Limited (“CVC Asia Pacific”), CVC Capital Partners Asia Pacific LP, Asia Investors LLC, any CVC Asia Pacific fund or co-investment partnership, or any general partner of any CVC Asia Pacific fund or co-investment partnership (collectively, a “CVC Asia Pacific Partner”), and any corporation, partnership or other entity that is an Affiliate of any CVC Asia Pacific Partner (collectively “CVC Asia Pacific Affiliates”), (B) any managing director, general partner, director, officer or employee of any CVC Asia Pacific fund, any CVC Asia Pacific Partner or any CVC Asia Pacific Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (B) (collectively, “CVC Asia Pacific Associates”) and (C) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only CVC Asia Pacific, CVC Asia Pacific Partners, CVC Asia Pacific Affiliates, CVC Asia Pacific Associates, their spouses or their lineal descendants; and

(4) officers and directors of US LLC or its Subsidiaries on the Issue Date.

Except for a Principal specifically identified by name, in determining whether Voting Stock is owned by a Principal, only Voting Stock acquired by a Principal in its described capacity shall be treated as “beneficially owned” by such Principal.

“Priority Lien” means a Lien granted by a Priority Lien Security Document to the Collateral Trustee or the Priority Lien Collateral Agent, at any time, upon any property of MagnaChip or any other Pledgor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date, the principal amount outstanding under the Senior Credit Agreement and/or the Indebtedness outstanding under any other Credit Facility, in an aggregate principal amount not to exceed the sum of the amount provided by clauses (1) and (2) of the definition of Permitted Debt, as of any date, plus the amount provided by clause (15) of the definition of Permitted Debt, less the amount of Parity Lien Debt incurred after the Issue Date the net proceeds of which are used to repay Priority Lien Debt. For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn and all Hedging Obligations will be valued at zero.

“Priority Lien Collateral Agent” means UBS AG, Stamford Branch, in its capacity as collateral agent under the Priority Lien Security Documents, together with its successors in such capacity.

“Priority Lien Debt” means:

(1) Indebtedness of MagnaChip under the Senior Credit Agreement that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Senior Credit Agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents);

(2) Indebtedness of MagnaChip under any other Credit Facility that is secured equally and ratably with the Senior Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such Indebtedness is incurred by MagnaChip, such Indebtedness is designated by MagnaChip, in an Officers’ Certificate delivered to each Priority Lien Representative and each Parity Lien Representative, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(b) such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Collateral Trustee and Priority Lien Collateral Agent’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if MagnaChip delivers to the Collateral Agent an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and

(3) Hedging Obligations of MagnaChip incurred to hedge or manage interest rate, currency or commodity price-risk; provided that:

(a) such Hedging Obligations are secured by a Priority Lien on all of the assets and properties that secure Indebtedness under the Credit Facility in respect of which such Hedging Obligations are incurred; and

(b) such Priority Lien is senior to or on a parity with the Priority Liens securing Indebtedness under the Credit Facility in respect of which such Hedging Obligations are incurred.

“Priority Lien Documents” means the Senior Credit Agreement and any other Credit Facility pursuant to which any Priority Lien Debt is incurred and the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

“Priority Lien Representative” means (1) the Senior Credit Agreement Agent or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt.

“Priority Lien Security Documents” means the Intercreditor Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by MagnaChip or any other Pledgor creating (or purporting to create) a Priority Lien upon collateral in favor of the Priority Lien Collateral Agent or Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of MagnaChip or any of its direct or indirect parents pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of MagnaChip).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 23, 2004, among the Issuers, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means, collectively, the Fixed Rate Regulation S Global Note and the Floating Rate Regulation S Global Note.

“Regulation S Permanent Global Note” means the Fixed Rate Regulation S Permanent Global Note or the Floating Rate Regulation S Permanent Global, as the case may be.

“Regulation S Temporary Global Note” means the Fixed Rate Regulation S Temporary Global Notes or the Floating Rate Regulation S Temporary Global Note, as the case may be.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Requirements of Law” means, collectively, any and all requirements of any Government Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes of case law.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Division - Corporate Finance Unit of the Trustee (or any successor unit or department of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and Section 7.05 (for the purposes of Section 315(b) of the TIA), shall also include any officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided, that each of US LLC, MagnaChip Semiconductor SA Holdings LLC (USA) and MagnaChip Semiconductor, Inc. (USA) shall be deemed to be a Restricted Subsidiary of MagnaChip.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Parity Lien Debt and Priority Lien Debt.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Secured Debt outstanding on such date plus all Indebtedness of Restricted Subsidiaries of MagnaChip that are not Guarantors outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn), to:

(2) the aggregate amount of MagnaChip’s Consolidated Cash Flow for the most recent four-quarter period for which financial information is available.

In addition, for purposes of calculating the Secured Leverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the “Leverage Calculation Date”) will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date will be excluded;

(3) any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4) any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Secured Obligations” means Parity Lien Obligations and Priority Lien Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Intercreditor Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by MagnaChip or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, the Priority Lien Collateral Agent or the Parity Lien Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Intercreditor Agreement.

“Securityholders’ Agreement” means the Amended and Restated Securityholders’ Agreement dated as of October 6, 2004 by and among US LLC and the other parties thereto, as the same may be amended, restated, supplemented, modified or replaced from time to time.

“Senior Credit Agreement” means that certain Credit Agreement, to be dated as of December 23, 2004, by and among MagnaChip and the lenders thereto, providing for up to $100.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, extended, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Senior Subordinated Notes” means the Issuers 8% senior subordinated notes due 2014.

“Series of Parity Lien Debt” means, each series of the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means severally, the Indebtedness outstanding under the Senior Credit Agreement and any other Credit Facility that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Parity Lien Debt and each Series of Priority Lien Debt.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Note Indenture” means the indenture, dated as of December 23, 2004 among the Issuers, the Non-Korean Guarantors and the trustee thereunder governing the Senior Subordinated Notes.

“Subordinated Obligations” means any Indebtedness of MagnaChip, whether outstanding on the Issue Date or thereafter incurred, which is subordinate or junior in right of payment to, in the case of the Issuers, the Notes or, in the case of any Subsidiary Guarantor, its Guarantee, under a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest related thereto).

“Taxes” and “Taxation” shall be construed to have corresponding meanings to Tax.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

“Total Assets” means the total amount of all assets of a Person, determined on a consolidated basis in accordance with GAAP as shown on such Person’s most recent consolidated balance sheet prepared in accordance with GAAP.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2011; provided, however, that if the period from the redemption date to December 15, 2011, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means an Unrestricted Fixed Rate Definitive Note or a Unrestricted Floating Rate Definitive Note, as the case may be.

“Unrestricted Global Note” means an Unrestricted Fixed Rate Global Note or a Unrestricted Floating Rate Global Note, as the case may be.

“Unrestricted Subsidiary” means any Subsidiary of US LLC (other than the Issuers or any successor to them) that is designated by the Board of Directors of MagnaChip as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, on the date of such designation, is not party to any agreement, contract, arrangement or understanding with MagnaChip or any Restricted Subsidiary of MagnaChip unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to MagnaChip or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of MagnaChip;

(3) is a Person with respect to which neither MagnaChip nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of MagnaChip or any of its Restricted Subsidiaries.

“US LLC” refers to MagnaChip Semiconductor LLC (USA), the direct parent company of MagnaChip, and any successor thereto.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Redemption Date”	3.10
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Floating Rate Notes and Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Fixed Rate Notes and the Trustee’s certificate of authentication will be in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall reasonably approve the form of the Notes and any notation, legend or endorsement on them. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Floating Rate Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Fixed Rate Notes issued in global form will be substantially in the form of Exhibits B1 or B2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Floating Rate Notes and Fixed Rate Notes issued in definitive form will be substantially in the form of Exhibit A1 and Exhibit B1, respectively, hereto (but each without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Floating Rate Global Note and each Fixed Rate Global Note will represent such of the outstanding Floating Rate Notes and Fixed Rate Notes, respectively, as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Floating Rate Notes or Fixed Rate Notes, respectively, from time to time endorsed thereon and that the aggregate principal amount of outstanding Floating Rate Notes and Fixed Rate Notes, respectively, represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Fixed Rate Global Note or a Floating Rate Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Fixed Rate Notes or Floating Rate Notes, respectively, represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Notes, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period with respect to each of the Fixed Rate Regulation S Temporary Global Notes and the Floating Rate Regulation S Temporary Global Notes will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the relevant Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2) an Officers’ Certificate from the Issuers.

Following the termination of the Restricted Period, beneficial interests in the Fixed Rate Regulation S Temporary Global Note and the Floating Rate Regulations S Temporary Global Note will be exchanged for beneficial interests in the Fixed Rate Regulation S Permanent Global Note and the

Floating Rate Regulation S Permanent Global Note, respectively, pursuant to the Applicable Procedures. Simultaneously with the authentication of any Regulation S Permanent Global Note, the Trustee will cancel the relevant Regulation S Temporary Global Note. The aggregate principal amount of the Fixed Rate Regulation S Temporary Global Note and the Regulation S Permanent Global Note and the Floating Rate Regulation S Temporary Global Note and the Floating Rate Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by one Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes from time to time as permitted under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain or cause to be maintained an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers, MagnaChip Semiconductor LLC or a Subsidiary) will have no further liability for the money. If the Issuers, MagnaChip Semiconductor LLC or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 or Rule 904 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of either Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of either Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

Transfers and exchanges of Global Notes for Definitive Notes pursuant to this Section 2.06(c) shall be made if, and only if, such transfer or exchange is permitted pursuant to Section 2.06(a) hereof.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of

Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE

HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO

SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the

Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of Global Notes). The rights of beneficial owners in the Global Notes shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, any Paying Agent and the Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. The Trustee, each Paying Agent and the Registrar shall be entitled to deal with any depositary (including the Depository), and any nominee thereof, that is the Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Note or for any transfers of beneficial interests in any such Global Note.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in the Global Notes) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note, including reasonable fees and expenses of counsel and of the Trustee and its counsel.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by an Issuer or a Subsidiary of an Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than MagnaChip or any of its Subsidiaries or MagnaChip Semiconductor LLC or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes will be delivered to the Issuers upon request. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts equal to $1,000 or an integral multiple of $1,000 in excess of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11, respectively, hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to December 15, 2005, MagnaChip may on any one or more occasions redeem up to 35% of the aggregate principal amount of Floating Rate Notes issued under this Indenture (including any Floating Rate Additional Notes issued after the Issue Date) at a redemption price of 100% of the principal amount thereof, plus the LIBOR Rate in effect on the date of the redemption notice plus 3.25%, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings or a contribution to MagnaChip’s common equity capital made with the net cash proceeds of a concurrent Public Equity Offering of US LLC or any of its Subsidiaries; provided that:

(1) at least 65% of the aggregate principal amount of Floating Rate Notes originally issued under this Indenture (including any Floating Rate Additional Notes issued after the Issue Date) (excluding Floating Rate Notes held by MagnaChip and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering or equity contributions.

(b) On or after December 15, 2005, MagnaChip may redeem all or a part of the Floating Rate Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Floating Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2005	103%
2006	102%
2007	101%
2008 and thereafter	100%

Notwithstanding the foregoing, at any time prior to December 15, 2005, MagnaChip may also redeem all or a part of the Floating Rate Notes (including any Floating Rate Additional Notes issued after the Issue Date), upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Floating Rate Second Priority Notes Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless MagnaChip defaults in the payment of the redemption price, interest will cease to accrue on the Floating Rate Notes or portions thereof called for redemption on the applicable redemption date.

(c) At any time prior to December 15, 2007, MagnaChip may on any one or more occasions redeem up to 35% of the aggregate principal amount of Fixed Rate Notes issued under this Indenture (including any Fixed Rate Additional Notes issued after the Issue Date) at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings or a contribution to MagnaChip’s common equity capital made with the net cash proceeds of a concurrent Public Equity Offering of US LLC or any of its Subsidiaries; provided that:

(1) at least 65% of the aggregate principal amount of Fixed Rate Notes originally issued under this Indenture (including any Fixed Rate Additional Notes issued after the Issue Date) (excluding Fixed Rate Notes held by MagnaChip and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering or equity contributions.

(d) On or after December 15, 2008, MagnaChip may redeem all or a part of the Fixed Rate Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Fixed Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of holders of Fixed Rate Notes on the relevant record date to receive interest due on the relevant interest payment date.

Year	Percentage
2008	103.438%
2009	101.719%
2010 and thereafter	100%

Notwithstanding the foregoing, at any time prior to December 15, 2008, MagnaChip may also redeem all or a part of the Fixed Rate Notes (including any Fixed Rate Additional Notes issued after the Issue Date), upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Fixed Rate Second Priority Notes Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Parity Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets casualty or condemnation events. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds remaining after any required application of such Excess Proceeds to the repayment of Priority Lien Obligations (such remaining amount, the “Offer Amount”) to the purchase of Notes and such other Parity Lien Obligations (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Parity Lien Obligations tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes or other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10 Redemption for Changes in Taxes. The Issuers may redeem each series of the Notes, in whole but not in part, at their discretion at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuers have or would be required to pay Additional Amounts, and the Issuers cannot avoid any such payment obligation taking reasonable measures available to them, as a result of:

(1) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation which change or amendment has not been publicly announced as formally adopted and which becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or

(2) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced as formally adopted and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).

The Issuers will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuers would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers will deliver the Trustee an opinion of counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such change or amendment which would entitle the Issuers to redeem the Notes hereunder and the Issuers cannot avoid any obligation to pay Additional Amounts taking reasonable measures available.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than MagnaChip or any Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, MagnaChip will furnish to the Holders of Notes and the Initial Purchasers or cause to be furnished to the Holders of Notes and the Initial Purchasers, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if MagnaChip were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if MagnaChip were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on US LLC’s consolidated financial statements by US LLC’s certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, MagnaChip will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. US LLC’s reporting obligations with respect to clauses (1) and (2) above shall be deemed satisfied in the event the Issuers file such reports with the SEC on EDGAR and deliver a copy of such reports to the Trustee.

If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, MagnaChip is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, MagnaChip will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. MagnaChip will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept MagnaChip’s filings for any reason, MagnaChip will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if MagnaChip were required to file those reports with the SEC.

(b) In addition, MagnaChip and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) The Issuers shall file with the Trustee, within 15 days after the date that the Issuers are required to file same with the SEC, copies of all reports, information and documents which the Issuers are required to file with the SEC pursuant to Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to the which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of their knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this

Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of MagnaChip’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that MagnaChip has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

The Issuers will pay, and will cause each of their Subsidiaries and MagnaChip Semiconductor LLC to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) MagnaChip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of MagnaChip’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving MagnaChip or any of its Restricted Subsidiaries) or to the direct or indirect holders of MagnaChip’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments, or distributions payable in Equity Interests (other than

Disqualified Stock) of MagnaChip, any of its direct or indirect parent entities or any of its Restricted Subsidiaries and other than dividends, payments, or distributions payable to MagnaChip, any of its direct or indirect parent entities or a Restricted Subsidiary of MagnaChip);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving MagnaChip) any Equity Interests of US LLC;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of MagnaChip or any Restricted Subsidiary that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among MagnaChip, any of its direct or indirect parent entities that is a Guarantor and any of its Restricted Subsidiaries that is a Guarantor), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) MagnaChip would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by MagnaChip and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (5), (6), (8), (9), (10) and (11) of paragraph (b) of this Section 4.07), is less than the sum, without duplication of:

(A) 50% of the Consolidated Net Income of US LLC for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of US LLC’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net cash proceeds or Fair Market Value of assets (as to which an opinion or appraisal issued by an accounting, appraisal or investment bank firm of national standing shall be required if the Fair Market Value exceeds $15.0 million) received by MagnaChip or any of the Restricted Subsidiaries since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of MagnaChip or any of the Restricted Subsidiaries (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of MagnaChip or any of the Restricted Subsidiaries that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of US LLC); plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(D) to the extent that any Unrestricted Subsidiary of MagnaChip designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of MagnaChip’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(E) 100% of any dividends received by MagnaChip or a Restricted Subsidiary of MagnaChip after the Issue Date from an Unrestricted Subsidiary of US LLC, to the extent that such dividends were not otherwise included in the Consolidated Net Income of US LLC for such period.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) dividends or advances made with the proceeds of the Notes to any direct or indirect parent of MagnaChip, the proceeds of which are used by such Person to redeem its preferred equity interests as described in the offering memorandum and made within 90 days of the Issue Date; provided, that such dividends or advances shall be excluded from the calculation of the amount of Restricted Payments;

(3) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.15 hereof, any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, that (A) at the time of such purchase or redemption no Event of Default shall have occurred and be continuing (or would result therefrom); (B) MagnaChip would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a) hereof after giving pro forma effect to such Restricted Payment and the Change of Control; and (C) such purchase or redemption shall be included in the calculation of the amount of Restricted Payments;

(4) any purchase or redemption of Disqualified Stock of MagnaChip or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of MagnaChip or a Restricted Subsidiary which is permitted to be incurred pursuant to Section 4.09 hereof; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

(5) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of MagnaChip) of, Equity Interests of MagnaChip (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to MagnaChip; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of the first paragraph of Section 4.07(a);

(6) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of MagnaChip or any Restricted Subsidiary that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(7) payments to fund the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of MagnaChip, any Restricted Subsidiary of MagnaChip, or any direct or indirect parent of MagnaChip held by any current or former officer, director or employee of MagnaChip or any of its Restricted Subsidiaries or any direct or indirect Parent of MagnaChip pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7,000,000 plus the amount of cash proceeds from any key man life insurance; provided, further, that such amount may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of MagnaChip and, to the extent contributed to MagnaChip, Equity Interests of any of MagnaChip’s direct or indirect parent corporations, in each case to current or former members of management, directors, managers or consultants of MagnaChip, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of the first paragraph of Section 4.07(a);

(8) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(9) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of MagnaChip or any Restricted Subsidiary issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

(10) any purchase or redemption of Subordinated Obligations from Net Proceeds upon completion of an Asset Sale Offer; provided, however, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; provided, further, that MagnaChip could, on the date of such transaction after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

(11) Permitted Tax Payments;

(12) the repurchase of, or payments in lieu of, fractional shares of Equity Interests in an amount not to exceed $200,000 in the aggregate; and

(13) other Restricted Payments in an aggregate amount not to exceed $15.0 million since the Issue Date.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by MagnaChip or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of MagnaChip whose resolution with respect thereto will be delivered to the Trustee. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (13) above or is entitled to be made pursuant to Section 4.07(a), MagnaChip shall be permitted, in its sole discretion to classify (but not later reclassify) such Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) MagnaChip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to MagnaChip or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to MagnaChip or any of its Restricted Subsidiaries;

(2) make loans or advances to MagnaChip or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to MagnaChip or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and any other agreements, including the Credit Facilities, as in effect on the Issue Date and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Notes and the Note Guarantees, the Intercreditor Agreement and the Security Documents;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by MagnaChip or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted to be incurred under this Indenture so long as the restrictions solely restrict the transfer of the property governed by the security agreements or mortgages;

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of MagnaChip’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13) any restriction in any agreement that is not more restrictive than the restrictions under the terms of the Senior Credit Agreement as in effect on the Issue Date.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) MagnaChip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and MagnaChip and US LLC will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries (other than US LLC) to issue any shares of preferred stock; provided, however, that MagnaChip and US LLC may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for US LLC’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by MagnaChip and any Restricted Subsidiary of additional revolving credit Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of MagnaChip and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $100.0 million or (y) as of the date of the incurrence, the aggregate of (i) 85% of the book value, net of reserves, of all accounts receivable owned by MagnaChip and its Restricted Subsidiaries, as shown on US LLC’s most recent consolidated balance sheet prepared in accordance with GAAP, as of the end of the most recent fiscal quarter preceding such date, plus (ii) 50% of the book value of all inventory, net of reserves, owned by MagnaChip and its Restricted Subsidiaries, as shown on US LLC’s most recent consolidated balance sheet prepared in accordance with GAAP, as of the end of the most recent fiscal quarter preceding such date, plus (iii) $20.0 million; less the aggregate amount of all Net Proceeds of Asset Sales or Casualty Events applied by MagnaChip or any of the Restricted Subsidiaries after the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder, in each case as to Indebtedness incurred under this clause (1) of the definition of Permitted Debt and as to Net Proceeds applied pursuant to Section 4.10(b)(1) hereof;

(2) the incurrence by MagnaChip and any Restricted Subsidiary of up to $100.0 million under one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (but not including by means of sales of debt securities to institutional investors) in whole or in part from time to time; less the aggregate amount of all Net Proceeds of Asset Sales or Casualty Events applied by MagnaChip or any of the Restricted Subsidiaries after the Issue Date to repay any term Indebtedness under debt facilities or commercial paper facilities or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder, in each case as to Indebtedness incurred under this clause (2) of the definition of Permitted Debt and as to Net Proceeds applied pursuant to Section 4.10(b)(1) hereof;

(3) the incurrence by MagnaChip and its Restricted Subsidiaries of the Existing Indebtedness;

(4) the incurrence on the Issue Date by MagnaChip and the Guarantors of Indebtedness represented by the Notes and the Senior Subordinated Notes and this Indenture and guarantees thereof by the Guarantors and the related Exchange Notes to be issued pursuant to the registration rights agreements;

(5) the incurrence by MagnaChip or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment used in the business of MagnaChip or any of its Restricted Subsidiaries (whether through the direct purchase of assets or the Equity interests of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (5), not to exceed the greater of (a) $25.0 million at any time outstanding and (b) 5% of Total Assets as shown on US LLC’s most recent consolidated balance sheet prepared in accordance with GAAP;

(6) the incurrence by MagnaChip or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (3), (4), (5), (6) or (14) of this Section 4.09(b);

(7) the incurrence by MagnaChip or any of its Restricted Subsidiaries of intercompany Indebtedness between or among MagnaChip and any of its Restricted Subsidiaries; provided, however, that:

(A) if MagnaChip or any Guarantor is the obligor on such Indebtedness and the payee is not MagnaChip or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of MagnaChip, or the Note Guarantee, in the case of a Guarantor; and

(B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than MagnaChip or a Restricted Subsidiary of MagnaChip and (2) any sale or other transfer of any such Indebtedness to a Person that is not either MagnaChip or a Restricted Subsidiary of MagnaChip, will be deemed, in each case, to constitute an incurrence of such Indebtedness by MagnaChip or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8) the issuance by any Guarantor to MagnaChip or to any other Guarantor of shares of preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than MagnaChip or a Guarantor; and

(B) any sale or other transfer of any such preferred stock to a Person that is not either MagnaChip or a Guarantor,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Guarantor that was not permitted by this clause (8);

(9) the incurrence by MagnaChip or any Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(10) the guarantee by MagnaChip or any of the Guarantors of Indebtedness of MagnaChip or a Restricted Subsidiary of MagnaChip that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11) the incurrence of Indebtedness by MagnaChip or any of its Restricted Subsidiaries in the form of performance bonds, completion guarantees and surety or appeal bonds entered into by MagnaChip or any of its Restricted Subsidiaries in the ordinary course of their business;

(12) the incurrence of Indebtedness by MagnaChip or any of its Restricted Subsidiaries owed to any Person in connection with worker’s compensation, self-insurance, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to MagnaChip or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(13) the incurrence by MagnaChip or any of the Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(14) Indebtedness of MagnaChip or any Restricted Subsidiary issued to any of its directors, employees, officers or consultants or a Restricted Subsidiary in connection with the redemption or purchase of Capital Stock that, by its terms, is subordinated to the Notes, is not secured by any of the assets of MagnaChip or the Restricted Subsidiaries and does not require cash payments prior to the Stated Maturity of the Notes and Refinancing Indebtedness of the Indebtedness, in an aggregate principal amount which, when added with the amount of Indebtedness Incurred under this clause (14) and then outstanding, does not exceed $5.0 million;

(15) the incurrence by MagnaChip or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $25.0 million;

(16) the incurrence of Indebtedness by MagnaChip or any of the Restricted Subsidiaries arising from agreements of MagnaChip or any of the Restricted Subsidiaries providing for adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary of MagnaChip LLC;

(17) Indebtedness of a Restricted Subsidiary organized outside the United States or Korea incurred to finance the working capital of such Restricted Subsidiary, in an aggregate principal amount at any time outstanding not to exceed $30.0 million; and

(18) Indebtedness incurred by MagnaChip or any of the Restricted Subsidiaries constituting reimbursement obligations under letters of credit issued in the ordinary course of business, including, without limitation, letters of credit to procure raw materials or relating to workers’ compensation claims or self-insurance, or other Indebtedness relating to reimbursement-type obligations regarding workers’ compensation claims.

MagnaChip will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of MagnaChip or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of MagnaChip solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to Section 4.09(a), MagnaChip, in its sole discretion, will be permitted to classify such item of Indebtedness (or any portion thereof) on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09 and will only be required to include the amount and type of such Indebtedness in one of the above clauses. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, and the accrual of dividends on Disqualified Stock or preferred stock, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of US LLC as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that MagnaChip or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

(a) MagnaChip will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) MagnaChip (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by MagnaChip or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on US LLC’s most recent consolidated balance sheet, of MagnaChip or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary arrangement that releases MagnaChip or such Restricted Subsidiary from further liability;

(B) any securities, notes or other obligations received by MagnaChip or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by MagnaChip or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(C) any stock or assets of the kind referred to in Section 4.10(b)(2) or (4) hereof.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Collateral, MagnaChip (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, a Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of US LLC;

(3) to make a capital expenditure;

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5) any combination of (1) – (4) of this Section 4.10(b).

In the case of clauses (2) and (4) MagnaChip will also comply with its obligations above if it enters into a binding commitment to acquire such assets or Capital Stock within the required time frame above, provided that such binding commitment shall be subject only to customary conditions and such acquisition shall be consummated within six months from the date of signing such binding commitment. Pending the final application of any Net Proceeds pursuant to this paragraph, MagnaChip and the Restricted Subsidiaries may apply such Net Proceeds to temporarily reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral or from a Casualty Event, MagnaChip (or the Restricted Subsidiary that owned those assets, as the case may be) may apply those Net Proceeds to purchase other long-term assets that would constitute Collateral or to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto. MagnaChip will also comply with its obligations set forth in the preceding sentence if it enters into a binding commitment to acquire such assets within the 365 days time frame, provided that such binding commitment shall be subject only to customary conditions and such acquisition shall be consummated within six months from the date of signing such binding commitment.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second and third paragraphs of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10 million, within 30 days thereof, MagnaChip will make an Asset Sale Offer to all holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (or, in respect of such other pari passu Indebtedness of MagnaChip, such lesser price, if any, as may be provided for by the terms of such pari passu Indebtedness), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, MagnaChip may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e) MagnaChip will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this section 4.10, MagnaChip will comply with the Asset Sale provisions of this Indenture, MagnaChip will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) MagnaChip will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of MagnaChip (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to MagnaChip or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by MagnaChip or such Restricted Subsidiary with an unrelated Person; and

(2) MagnaChip delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of MagnaChip set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of MagnaChip; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion by (A) a nationally recognized investment banking firm that such Affiliate Transaction is fair, from a financial standpoint, to MagnaChip and the Restricted Subsidiaries or (B) an accounting or appraisal firm nationally recognized in making determinations of this kind that such Affiliate Transaction is on terms that are not less favorable to MagnaChip and the Restricted Subsidiaries than the terms that could be obtained in an arms-length transaction from a Person that is not an Affiliate.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment agreement, employee benefit plan, stock options, stock ownership plans, officer or director indemnification agreement or any similar arrangement entered into by MagnaChip or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among MagnaChip and/or the Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of MagnaChip) that is an Affiliate of MagnaChip solely because MagnaChip owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees;

(5) any issuance of Equity Interests (other than Disqualified Stock) of US LLC or any of its Subsidiaries to Affiliates of such Person;

(6) Restricted Payments that do not violate Section 4.07 hereof;

(7) transactions pursuant to any contract or agreement (including the Advisory Agreements) with MagnaChip or any of the Restricted Subsidiaries in effect on the Issue Date, as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is not less favorable in any material respect to MagnaChip and the Restricted Subsidiaries than the original agreement as in effect on the Issue Date;

(8) the Note Guarantees;

(9) transactions pursuant to or under the Securityholders’ Agreement, The MagnaChip LLC Equity Incentive Plan, the Restricted Unit Agreements or the Option Agreements as in effect on the Issue Date or any similar agreement or any amendment, modification or replacement of the Securityholders’ Agreement, The MagnaChip LLC Equity Incentive Plan, Restricted Unit Agreements or the Option Agreements or similar agreement; provided that the terms of such amendment, modification or replacement are not more disadvantageous to the holders of the Notes in any material respect than the terms contained in the Securityholders’ Agreement, The MagnaChip LLC Equity Incentive Plan, the Restricted Unit Agreements or the Option Agreements, as the case may be, as in effect on the Issue Date;

(10) the payment of management, consulting and advisory fees and related expenses made pursuant to the Advisory Agreements and the payment of other customary management,

consulting and advisory fees and related expenses to the Principals and any of their respective Affiliates in connection with transactions of US LLC or its Subsidiaries or pursuant to any management, consulting, financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which fees and expenses are made pursuant to arrangements approved by the Board of Directors of US LLC or such Subsidiary in good faith;

(11) the provision by an Affiliate of commercial banking or lending services or other similar services on terms that are no less favorable to MagnaChip or the relevant Restricted Subsidiary than those that would have been obtained by an unaffiliated party and that are approved in good faith by the Board of Directors;

(12) loans or advances to employees directors, officers or consultants (i) in the ordinary course of business or (ii) otherwise not to exceed $5.0 million in the aggregate at any one time outstanding; and

(13) Permitted Tax Payments.

Section 4.12 Liens.

MagnaChip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

MagnaChip will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to MagnaChip and its Restricted Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of, MagnaChip Semiconductor LLC and its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Issuers and its Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of, MagnaChip Semiconductor LLC and its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers, MagnaChip Semiconductor LLC and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess of $1,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuers defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Liquidated Damages after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. MagnaChip will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16 Additional Amounts.

(a) All payments made by the Issuers under or with respect to the Notes or any of the Guarantors on its Guarantee will be made without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the Issuers or any Guarantor (including any successor entity), is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction by or through which payment is made (each, a “Tax Jurisdiction”), will at any time be required to be made from or Taxes imposed directly on any Holder or beneficial owner of the Notes on any payments made by the Issuers under or with respect to the Notes or any of the Guarantors with respect to any Guarantee, including payments of principal, redemption price, purchase price, interest or premium, the Issuers or the relevant Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder (including Additional Amounts) after such withholding or deduction will equal the respective amounts which would have been received in respect of such payments in the absence of such withholding, deduction or imposition; provided, however, that no Additional Amounts will be payable with respect to:

(1) any Tax imposed by the United States or by any political subdivision or taxing authority thereof or therein;

(2) any Taxes which would not have been imposed but for any present or former connection between the Holder or the beneficial owner of the Notes, such as being a citizen or resident or national of, incorporated in or carrying on a business, and the relevant Taxing Jurisdiction in which such Taxes are imposed (other than by the mere holding of such note or enforcement of rights thereunder or the receipt of payments in respect thereof) or any other connection arising as a result of the holding of the Notes;

(3) any Taxes that are imposed or withheld as a result of the failure of the Holder or beneficial owner of the Notes to comply with any written request, made to that Holder or beneficial owner in writing at least 30 days before any such withholding or deduction would be payable, by the Issuers or any of the Guarantors or any other Person through whom payment may be made to provide timely or accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any certification information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from all or part of such Taxes;

(4) any Note presented for payment (where a Note is in the form of a definitive Note and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period);

(5) any estate, inheritance, gift, sale, transfer, personal property or similar tax or assessment;

(6) any Taxes withheld, deducted or imposed on a payment to an individual and which are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such Directive; or

(7) any combination of items (1) through (6) above.

(b) The Issuers and the Guarantors will also pay and indemnify the holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Taxes which are levied by any jurisdiction in which the Issuers or any Guarantor (including any successor entity) is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein on the execution, delivery, registration or enforcement of any of the Notes, this Indenture, any Guarantee, or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes or the Guarantees.

(c) If either Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Guarantee, the relevant Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date which is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the relevant Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The relevant Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(d) The relevant Issuer or the relevant Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The relevant Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The relevant Issuer or the relevant Guarantor will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the relevant Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

(e) Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.17 [Reserved]

Section 4.18 [Reserved]

Section 4.19 Restriction on Activities of Finance Company.

Finance Company will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Finance Company may be a co-obligor or guarantor with respect to Indebtedness if MagnaChip is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by MagnaChip, Finance Company or one or more Guarantors.

Section 4.20 Payments for Consent.

MagnaChip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21 Additional Note Guarantees.

If MagnaChip or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the Issue Date, then that newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 10 business days of the date on which it was acquired or created; provided that any Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary; provided, further, in the event MagnaChip or a Restricted Subsidiary forms or otherwise acquires, directly or indirectly, a Subsidiary organized under the laws of a jurisdiction other than the United States and such jurisdiction prohibits by law, regulation or order such Subsidiary from becoming a Guarantor, MagnaChip shall use all commercially reasonable efforts (including pursuing required waivers) over a period up to one year, to have such Subsidiary become a Guarantor; provided, however, that MagnaChip shall not be required to use such commercially reasonable efforts with respect to such Subsidiaries for more than a one-year period or such shorter period as it shall determine in good faith that it has used all commercially reasonable efforts and if MagnaChip or such Subsidiary is unable during such period to obtain an enforceable Guarantee in such jurisdiction, then such Subsidiary shall not be required to provide a Guarantee of the Notes pursuant to the Note Guarantee so long as such Subsidiary does not Guarantee any other Indebtedness of MagnaChip and its Restricted Subsidiaries. The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.22 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of MagnaChip may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the business currently operated by MagnaChip Semiconductor Ltd. be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by MagnaChip and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by MagnaChip. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of MagnaChip may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of MagnaChip as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of MagnaChip as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, MagnaChip will be in default of such Section. The Board of Directors of MagnaChip may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of MagnaChip; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of MagnaChip of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence and be continuing following such designation.

Section 4.23 No Amendment to Subordination Provisions.

Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Issuers will not amend, modify or alter the Subordinated Note Indenture in any way to:

(1) increase the rate of or change the time for payment of interest on the Senior Subordinated Notes;;

(2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of the Senior Subordinated Notes; provided, that the issuance of additional Senior Subordinated Notes in accordance with this Indenture and the Subordinated Note Indenture shall not be deemed to be an increase in the principal amount of the Senior Subordinated Notes;

(3) alter the redemption provisions or the price or terms at which the Issuers are required to offer to purchase any Senior Subordinated Notes; or

(4) amend the provisions of Article 10 of the Subordinated Note Indenture (which relate to subordination) to the extent such amendment would be disadvantageous to the Holders of the Notes in any material respect.

ARTICLE 5.

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) MagnaChip will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not MagnaChip is the surviving Person); or (2) sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of MagnaChip and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (A) MagnaChip is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than MagnaChip) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of South Korea, Luxembourg, the Netherlands, Bermuda, the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than MagnaChip) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of MagnaChip under the Notes, the Security Documents, this Indenture and the registration rights agreement;

(3) immediately after such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) MagnaChip or the Person formed by or surviving any such consolidation or merger (if other than MagnaChip), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

(5) if the merging corporation is organized and existing under the laws of South Korea and the Successor Company is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or if the merging corporation is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company is organized and existing under the laws of South Korea (any such event, a “Foreign Jurisdiction Merger”), MagnaChip shall have delivered to the Trustee an opinion of counsel that the holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction and will be taxed in the same manner and on the same amounts and at the same times as would have been the case if the transaction had not occurred; and

(6) in the event of a Foreign Jurisdiction Merger, MagnaChip shall have delivered to the Trustee an opinion of counsel from South Korea or other applicable jurisdiction that (A) any payment of interest or principal under or relating to the Notes or the Note Guarantees will, after the consolidation, merger, conveyance, transfer or lease of assets, be exempt from Section 3.10 hereof and (B) no other taxes on income, including capital gains, will be payable by holders of the Notes under the laws of South Korea or any other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes relating to the acquisition, ownership or disposition of the notes, including the receipt of interest or principal thereon, provided that the holder does not use or hold, and is not deemed to use or hold the Notes in carrying on a business in South Korea or other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of MagnaChip in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which MagnaChip is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to MagnaChip), and may exercise every right and power of MagnaChip under this Indenture with the same effect as if such successor Person had been named as MagnaChip herein; provided, however, that the predecessor MagnaChip shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of MagnaChip’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to any of the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by MagnaChip or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15 or 5.01 hereof;

(4) failure by MagnaChip or any of its Restricted Subsidiaries for 60 days after notice to MagnaChip by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or any of the Security Documents;

(5) default under any mortgage, indenture or instrument under which there may be issued or guaranteed or by which there may be secured or evidenced any Indebtedness for money borrowed by MagnaChip or any of its Restricted Subsidiaries (or the payment of which is guaranteed by MagnaChip or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by MagnaChip or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

(7) MagnaChip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of MagnaChip that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against MagnaChip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of MagnaChip that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of MagnaChip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of MagnaChip that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of MagnaChip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of MagnaChip that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of MagnaChip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of MagnaChip that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(9) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(10) the occurrence of any of the following:

(A) except as permitted by this Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it will not be an Event of Default under this clause (10)(a) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Parity Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $25.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens;

(B) any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens; or

(C) MagnaChip or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of MagnaChip or any other Pledgor set forth in or arising under any Security Document.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to MagnaChip, any Restricted Subsidiary of MagnaChip that is a Significant Subsidiary or any group of Restricted Subsidiaries of MagnaChip that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Any money or other property collected by the Trustee pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Issuers’ or Guarantors’ obligations under the Note Documents, shall be paid in the following order:

First: to the Trustee (including any predecessor trustee and co-trustee) for amounts due under Section 7.07 hereof and each Security Document;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

Third: to the Issuers or to the extent the Trustee collects any amount from any Guarantor, to such Guarantor, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraphs (b) and (d) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e) Anything herein to the contrary notwithstanding, no provision of this Indenture or any of the Security Documents will require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Trustee will not be liable for interest on, or for the investment of, any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Trustee shall be construed to be a duty.

Section 7.02 Rights of Trustee.

(a) In the absence of bad faith on its part, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, document or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Officer’s Certificate and any resolution of the Board of Directors or any committee thereof (or committee of officers or other representatives of the Issuers, to the extent any such committee or committees have been so authorized by the Board of Directors) shall be sufficiently evidenced by a certified copy thereof.

(c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(e) The Trustee will not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either of the Issuers will be sufficient if signed by an Officer of the relevant Issuer.

(g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the costs, losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document.

(i) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default with respect to any series of Notes unless a Responsible Officer of the Trustee has received at the Corporate Trust Office of the Trustee written notice of such Default or Event of Default from an Issuer, any Guarantor or any Holder, and such notice references such Notes and this Indenture.

(j) The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Issuers have been advised as to the likelihood of such loss or damage and regardless of the form of action.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under any of the Security Documents, and each agent, custodian and other Person employed by it to act hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer; Trustee Not Responsible for Collateral or Security Documents.

(a) The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any of the Security Documents, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

(b) The recitals and other representations and warranties of the Issuers contained herein and in the Notes (except the Trustee’s certificate of authentication on the Notes) shall be taken as the statements of the Issuers, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Issuers thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Notes or as to the validity, attachment, perfection, priority or enforceability of the Liens in any of the Collateral created or intended to be created by any of the Security Documents. The Trustee shall not be accountable for the use or application by the Issuers of the Notes or the proceeds thereof. The Trustee shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any financing or continuation statement or any tax or securities form), (or any rerecording, refiling or reregistration of any thereof), at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the Lien of any of the Security Documents or for any other purpose and shall have no responsibility for seeing to the insurance on the Collateral or for paying any taxes, charges or assessments on or relating to the Collateral or for otherwise maintaining the Collateral.

(c) The Trustee shall have no obligation to enforce any provision of the Security Documents or to take any other steps in connection with the Collateral or any other collateral, except as otherwise may be expressly provided for in the Security Documents.

(d) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for recording or filing or re-recording or re-filing any mortgage or financing or continuation statements or recording or re-recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency agent or bailee selected by the Trustee in good faith.

(e) The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any of the Security Documents, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any of the Security Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Issuers or any of their respective Subsidiaries to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any of the Security Documents by the Issuers or any other Person that is a party thereto or bound thereby.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Issuers will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee shall agree. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.

(b) The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(c) The Issuers and the Guarantors will indemnify the Trustee, any predecessor Trustee and any co-trustee against any and all losses, damages, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without their consent, which consent will not be unreasonably withheld.

(d) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture or the Security Documents for any reason.

(e) To secure the Issuers’ and the Guarantors’ payment and indemnification obligations in this Section 7.07 and each Pledgor’s payment and indemnification obligations under each Security Document to which it is a party, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture or the Security Documents for any reason.

(f) In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(7) or (8) hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services of the Trustee are intended to constitute expenses of administration under any applicable Bankruptcy Law.

(g) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12 Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall eliminate such interest, apply to the Commission for permission to continue as trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture or under any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are any Guarantor are outstanding. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the TIA.

Section 7.13 Appointment of Co-Trustees

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, or if the Trustee is unable or unwilling to execute any documents in a jurisdiction in which any of Collateral may at any time be located or hold or enforce the rights of the secured parties thereunder, each of the Issuers and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least twenty-five per centum (25%) in principal amount of the Notes then Outstanding, the Issuers shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Issuers either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuers or any applicable Guarantor does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Issuers or any Guarantor be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuers and/or such Guarantor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuers, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuers. Upon the written request of the Trustee, the Issuers and each applicable Guarantor shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d) Neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(e) Any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) MagnaChip’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including all rights under Section 7.07) and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.19, 4.20, 4.21, and 4.22 hereof and clauses (3) and (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and MagnaChip must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, MagnaChip must deliver to the Trustee an Opinion of Counsel confirming that:

(A) MagnaChip has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, MagnaChip must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which MagnaChip or any Guarantor is a party or by which MagnaChip or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which MagnaChip or any of its Subsidiaries is a party or by which MagnaChip or any of its Subsidiaries is bound;

(6) MagnaChip must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by MagnaChip with the intent of preferring the Holders of Notes over the other creditors of MagnaChip with the intent of defeating, hindering, delaying or defrauding any creditors of MagnaChip or others; and

(7) MagnaChip must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with, such opinion to be subject to customary assumptions and exceptions.

The Collateral will be released from the Lien securing the Notes, pursuant to the terms of the Intercreditor Agreement, upon a Legal Defeasance or Covenant Defeasance in accordance with this Section 8.04 and in accordance with the procedures set forth in Section 10.04.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without the consent of any Holder of a Note:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of MagnaChip’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to MagnaChip or such Guarantor pursuant to Article 5 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture, the Note Documents, the Security Documents, the Notes or the Note Guarantees to any provision of the “Description of the second priority notes” section of the Issuers’ Offering Memorandum dated December 16, 2004, relating to the initial offering of the Notes, to the extent that such provision in that “Description of the second priority notes” was intended by MagnaChip and the Initial Purchasers to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Security Documents or the Notes, as represented by MagnaChip to the Trustee in an Officers’ Certificate;

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(9) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or

(10) to appoint a co-trustee or separate trustee as provided in Section 7.14.

Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the applicable series of Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes or the Note Guarantees. However, notwithstanding the foregoing without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or premium or Liquidated Damages, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the applicable series of Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the applicable series of Notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of each series of the Notes then outstanding.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors of each of the Issuers approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.

COLLATERAL AND SECURITY

Section 10.01 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt

Notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens:

(A) all Parity Liens granted at any time by MagnaChip or any other Pledgor will secure, equally and ratably, all present and future Parity Lien Obligations; and

(B) all proceeds of all Parity Liens granted at any time by MagnaChip or any other Pledgor will be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations.

The foregoing provision is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Parity Lien Collateral Agent as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Parity Lien Collateral Agent and the Trustee at the time of incurrence of such Series of Parity Lien Debt.

Section 10.02 Ranking of Note Liens

Notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Secured Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens Granted by MagnaChip or any other Pledgor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations up to the Priority Lien Cap.

The foregoing provision is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Priority Lien Collateral Agent as holder of Priority Liens. No other Person shall be entitled to rely on, have the benefit of or enforce this provision. The Parity Lien Representative of each future Series of Parity Lien Debt shall be required to deliver a Lien Sharing and Priority Confirmation to the Priority Lien Collateral Agent and each Priority Lien Representative at the time of incurrence of such Series of Parity Lien Debt.

In addition, the foregoing provision is intended solely to set forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens. Neither the Notes nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or shall ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section	10.03 Relative Rights

Nothing in the Note Documents will:

(a) impair, as MagnaChip and the Holders of Notes, the obligation of MagnaChip to pay principal of, premium and interest and Liquidated Damages, if any, on the Notes in accordance with their terms or any other obligation of MagnaChip or any other Pledgor;

(b) affect the relative rights of Holders of Notes as against any other creditors of MagnaChip or any other Pledgor (other than holders of Priority Liens, Permitted Prior Liens or other Parity Liens);

(c) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions of the Intercreditor Agreement;

(d) restrict or prevent any Holder of Notes or other Parity Lien Obligations, the Parity Lien Collateral Agent or any Parity Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Intercreditor Agreement; or

(e) restrict or prevent any Holder of Notes or other Parity Lien Obligations, the Parity Lien Collateral Agent or any Parity Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Intercreditor Agreement.

Section	10.04 Compliance with Trust Indenture Act

(a) MagnaChip will comply with the provisions of TIA §314.

(b) To the extent applicable, MagnaChip will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of MagnaChip except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.04, MagnaChip will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral. In connection with each release of Collateral, the Issuers shall provide the Trustee and the Parity Lien Collateral Agent with an Officer’s Certificate and Opinion of Counsel as and to the extent by Sections 14.04 and 14.05.

Section	10.05 Further Assurances; Insurance

(a) Subject to Section 5.5 of the Intercreditor Agreement, MagnaChip shall, and shall cause each of the other Pledgors from time to time party to any Security Document, to do or cause to be done all acts and things that may be required to assure and confirm that the Trustee or the Collateral Trustee, as the case may be, holds, for the benefit of the holders of the Notes, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Security Documents.

(b) Upon the reasonable request of the Parity Lien Collateral Agent or any Parity Lien Representative at any time and from time to time, MagnaChip shall, and shall cause each of the other Pledgors from time to time party thereto, to promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Parity Lien Collateral Agent or Parity Lien Representative may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Security Documents for the benefit of the holders of the Notes.

(c) Notwithstanding the foregoing, neither MagnaChip nor any of the other Pledgors shall be required to do or cause to be done any act or thing to the extent such Pledgor would not be required by the terms of the Senior Credit Agreement to do or cause to be done such act or thing in order to assure or confirm that the Credit Agreement Agent holds, for the benefit of the lenders thereunder, duly created and enforceable and perfected liens upon the collateral thereunder or to create, perfect, protect, assure or enforce the liens and benefits intended to be conferred thereunder for the benefit of the lenders thereunder.

(d) MagnaChip and the other Pledgors will:

(1) keep their properties adequately insured at all times by financially sound and reputable insurers;

(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions) as is customary with companies in the same or similar businesses operating in the same or similar locations;

(3) maintain such other insurance as may be required by law;

(4) maintain title insurance to the extent required by the Senior Credit Agreement on all real property Collateral insuring the Parity Lien Collateral Agent’s Parity Lien on that property, subject only to Permitted Prior Liens and other exceptions to title approved by the Parity Lien Collateral Agent; and

(5) maintain such other insurance as may be required by the Security Documents.

Section 10.06 Security Documents.

(a) The Trustee is hereby authorized and directed to execute (i) the Security Agreement dated as of December 23, 2004, made by Finance Company, the Guarantors party thereto and the Trustee and (ii) the Security Agreement dated as of December 23, 2004, made by MagnaChip, the Guarantors party thereto and the Trustee.

(b) As soon as practicable after the Issue Date (but in no event later than January 31, 2005), the Issuers shall, and shall cause the Guarantors to, enter into Security Documents governing Collateral located in the United Kingdom, Luxembourg, The Netherlands, Japan and Hong Kong, and perfect the liens in the Collateral granted thereunder. Each such Security Document shall be in form and substance (insofar as it relates to the rights, duties, liabilities or immunities of the Trustee) satisfactory to the Trustee. In the event that the Trustee determines that it is unable or unwilling to execute, or otherwise fails to execute, any such Security Document or hold or enforce the rights of the secured party thereunder, then the Issuers shall have the right, and the Issuers shall at the request of the Trustee, and the Trustee shall have the right, pursuant to Section 7.13, to appoint a co-trustee, separate trustee or agent to execute and deliver any such Security Document. The Issuers shall pay the reasonable fees and expenses of any local counsel required by the Trustee in connection with such Security Documents.

(c) Subject to Section 5.5 of the Intercreditor Agreement, with respect to Collateral acquired or created in any jurisdiction after the Issue Date, as soon as practicable thereafter (but in no event more than 30 days thereafter), the Issuers shall, and shall cause the Guarantors to, enter into Security Documents governing such Collateral, and perfect the liens in the Collateral granted thereunder. Each such Security Document shall be in form and substance (insofar as it relates to the rights, duties, liabilities or immunities of the Trustee) satisfactory to the Trustee. In the event that the Trustee determines that it is unable or unwilling to execute, or otherwise fails to execute, any such Security Document or hold or enforce the rights of the secured party thereunder, then the Issuers shall have the right, and the Issuers shall at the request of the Trustee, and the Trustee shall have the right, pursuant to Section 7.13, to appoint a co-trustee, separate trustee or agent to execute and deliver any such Security Document. The Issuers shall pay the reasonable fees and expenses of any local counsel required by the Trustee in connection with such Security Documents.

(d) In the event that any Security Document referred to in subsections (b) and (c) above is not executed and delivered (together with any Opinions of Counsel and Officer’s Certificates) or all filings, recordings and registrations are not made, in each case within the time period referred to therein, the Issuers shall send a notice to holders of the Notes within five Business Days thereof and, if the Issuers fail to give any such notice, the Trustee may in its discretion give such notice.

ARTICLE 11.

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to MagnaChip, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and MagnaChip or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which MagnaChip or any Guarantor is a party or by which MagnaChip or any Guarantor is bound;

(3) MagnaChip or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) MagnaChip has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, MagnaChip must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the Notes, pursuant to the terms of the Intercreditor Agreement, upon a satisfaction and discharge in accordance with this Section 11.01.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuers acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12.

NON-KOREAN NOTE GUARANTEES

Section 12.01 Guarantee.

(a) Subject to this Article 12, each of the Non-Korean Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Non-Korean Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Non-Korean Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Non-Korean Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Non-Korean Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Non-Korean Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Non-Korean Guarantors for the purpose of this Note Guarantee. The Non-Korean Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 12.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Non-Korean Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Non-Korean Guarantors.

In the event that the Issuers or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the Issue Date, if required by Section 4.21 hereof, the Issuers will cause such Subsidiary to comply with the provisions of Section 4.21 hereof and this Article 12, to the extent applicable.

Section 12.04 Non-Korean Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 12.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the MagnaChip or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) subject to Section 12.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreements on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

Section 12.05 Releases.

The Note Guarantees of a Guarantor will be released:

(a) in connection with any liquidation or sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) MagnaChip or a Restricted Subsidiary of MagnaChip, if the sale or other disposition does not violate Section 4.10 hereof or is made in connection with an enforcement of a Priority Lien;

(b) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) MagnaChip or a Restricted Subsidiary of MagnaChip, if the sale or other disposition does not violate Section 4.10 hereof;

(c) if MagnaChip designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.22 hereof; or

(d) upon legal defeasance or satisfaction and discharge of this Indenture as provided in Articles 8 and Article 11 hereof.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 12.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12. In connection with any such release, the Issuers shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel as and to the extent required by Sections 14.04 and 14.05.

ARTICLE 13.

KOREAN NOTE GUARANTEE

Section 13.01 Guarantees.

(a) Subject to this Article 13, MagnaChip Semiconductor Ltd. (the “Korean Guarantor”) hereby unconditionally guarantees as a primary obligor and not as a surety to the Collateral Trustee and its respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of, premium and Liquidated Damages, if any, and interest (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11, U.S. Code after any bankruptcy or insolvency petition under Title 11, U.S. Code) on the Notes or the obligations of the Issuers hereunder or thereunder from time to time owing to each Holder of a Note by any of the Issuers any of the Note Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Korean Guarantor Guaranteed Obligations”). The Korean Guarantor hereby agrees that if either Issuer fails to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Korean Guarantor Guaranteed Obligations, the Korean Guarantor will promptly pay to the Collateral Trustee the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Korean Guarantor Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b) The obligations of the Korean Guarantor under Section 13.01(a) shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Korean Guarantor Guaranteed Obligations of either Issuer under any of the Note Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Korean Guarantor Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Korean Guarantor hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(1) at any time or from time to time, without notice to the Korean Guarantor, the time for any performance of or compliance with any of the Korean Guarantor Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(2) any of the acts mentioned in any of the provisions of this Article 13 or any of the Note Documents, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(3) the maturity of any of the Korean Guarantor Guaranteed Obligations shall be accelerated, or any of the Korean Guarantor Guaranteed Obligations shall be amended in any respect, or any right under the Note Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Korean Guarantor Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(4) any Lien or security interest granted to, or in favor of, the Collateral Trustee or any other Person as security for any of the Korean Guarantor Guaranteed Obligations shall fail to be perfected; or

(5) the release of any other Guarantor pursuant to Section 12.05 hereof.

(c) The Korean Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Holder of Notes exhaust any right, power or remedy or proceed against any Issuer under the Note Documents or any other agreement or instrument referred to therein, or against any other person under any other guarantee of, or security for, any of the Korean Guarantor Guaranteed Obligations. The Korean Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Korean Guarantor Guaranteed Obligations and notice of or proof of reliance by any Holder of Notes upon this Guarantee or acceptance of this Guarantee, and the Korean Guarantor Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Issuers and Holders of Notes shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Korean Guarantor Guaranteed Obligations at any time or from time to time held by Holders of Notes, and the obligations and liabilities of the Korean Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Holders of Notes or any other person at any time of any right or remedy against any Issuer or against any other person which may be or become liable in respect of all or any part of the Korean Guarantor Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Korean Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Holders of Notes, and their respective successors and assigns.

(d) The obligations of the Korean Guarantor under this Section 13.01 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Issuer or other Guarantors in respect of the Korean Guarantor Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

(e) The Korean Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Korean Guarantor Guaranteed Obligations it shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 13.01(a), whether by subrogation or otherwise, against any Issuer or any other guarantor of any of the Korean Guarantor Guaranteed Obligations or any security for any of the Korean Guarantor Guaranteed Obligations. Any Indebtedness of any of the Issuers or Guarantors permitted pursuant to Section 4.09 of hereof shall be subordinated to such Issuers or Guarantors’ Guaranteed Obligations in the manner required by the Indenture.

(f) The Korean Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Collateral Trustee, at its sole option, in the event of a dispute by such Korean Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

(g) The guarantee in this Article 13 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

(h) Recovery under this Article 13 is limited to $500,000,000 of principal plus interest (including default interest) at the rates stated in the Notes and this Indenture, plus any and all fees, expenses, indemnifications, breakage costs, taxes, Liquidated Damages, enforcement costs or other amounts owing to the holders of the Notes, the Trustee, the Collateral Trustee or any Holder of any Note pursuant to the terms of this Indenture, the Notes or this Article 13.

Section 13.02 Remedies.

Subject to the terms of the Intercreditor Agreement, the Korean Guarantor agrees that, as between the Korean Guarantor and the Collateral Trustee, the obligations of the Issuers under this Indenture and the Notes may be declared to be forthwith due and payable as provided in this Indenture (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes of Section 13.01(a), notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Issuers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Issuers) shall forthwith become due and payable by the Korean Guarantor for purposes of Section 13.01(a).

ARTICLE 14.

MISCELLANEOUS

Section 14.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 14.02 Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

c/o MagnaChip Semiconductor, Ltd.

1, Hyangjeong-dong

Hungduk-gu

Cheongju-si, 361-725

Korea

Facsimile No.: 82-2-3459-3674

Attention: Chief Financial Officer

With a copy (which shall not constitute notice to any Issuer or Guarantor) to:

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, Pennsylvania 19103-2793

Attention: Geraldine Sinatra ((215) 994-2222) and

                  Sang Park ((212) 698-3599)

If to the Trustee:

The Bank of New York

101 Barclay Street, 8W

New York, New York 10286

Facsimile No.: (212)-815-5707

Attention: Corporate Trust Division - Corporate Finance Unit

If to the Collateral Trustee:

US Bank

100 Wall Street, 16th Floor

New York, New York 10005

Facsimile No.: (212) 361-6184

Attention: Thomas Tabor

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (except with respect to notice to the Trustee unless there is reasonable confirmation of receipt); when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except with respect to notice to the Trustee unless there is a signature acknowledging receipt or other reasonable confirmation of receipt).

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 14.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 14.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, member or stockholder (or the equivalent) of MagnaChip or any Guarantor, as such, will have any liability for any obligations of MagnaChip or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08 Governing Law; Jurisdiction.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

No proceeding related to this Indenture may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers irrevocably appoint CT Corporation System (at the address: Attn: Service of Process Department, 111 Eighth Ave, 13th Floor, New York, New York, 10011) as their authorized agent in the City and County of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to each Issuer, by the person serving the same to the address provided in Section 14, shall be deemed in every respect effective service of process upon each Issuer, as applicable, in such suit or proceeding. The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

Section 14.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10 Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.05 hereof.

Section 14.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of December 23, 2004

MAGNACHIP SEMICONDUCTOR S.A.

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR LLC

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR, INC.

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR LTD. (UNITED KINGDOM)

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR INC. (JAPAN)

By:
Name:
Title:

[signature page to Second Priority Notes Indenture]

MAGNACHIP SEMICONDUCTOR LTD. (HONG KONG)

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR LTD. (TAIWAN)

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR B.V. (NETHERLANDS)

By:
Name:
Title:

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR, LTD. (KOREA)

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR SA HOLDINGS LLC

By:
Name:
Title:

[signature page to Second Priority Notes Indenture]

THE BANK OF NEW YORK,
as Trustee

By:
Name:
Title:

US BANK,
as Collateral Trustee

(solely with respect to Article 13 hereof)

By:
Name:
Title:

[signature page to Second Priority Notes Indenture]

EXHIBIT A

EXHIBIT A1

[Face of Floating Rate Note]

CUSIP/CINS

Floating Rate Second Priority Senior Secured Notes due 2011

No.	$

MAGNACHIP SEMICONDUCTOR S.A.

and

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

promises to pay to              or registered assigns,

the principal sum of                                                                           DOLLARS on             , 2011.

Interest Payment Dates:              and

Record Dates:              and

Dated: December [    ], 2004

MAGNACHIP SEMICONDUCTOR S.A.

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

By:
Name:
Title:

This is one of the Floating Rate Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

A1-1

[Back of Floating Rate Note]

Floating Rate Second Priority Senior Secured Notes due 2011

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN

A1-2

REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

THE HOLDER OF THIS NOTE REPRESENTS EITHER THAT (A) IT IS NOT A PLAN (WHICH TERM INCLUDES (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS) AND IT HAS NOT PURCHASED THE NOTES ON BEHALF OF, OR WITH THE “PLAN ASSETS” OF, ANY PLAN; OR (B) THE HOLDER’S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES EITHER (I) ARE NOT A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS OR (II) ARE ENTITLED TO EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE IN ACCORDANCE WITH ONE OR MORE AVAILABLE STATUTORY, CLASS OR INDIVIDUAL PROHIBITED TRANSACTION EXEMPTIONS AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip”), and MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finance Company” and together with MagnaChip, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Floating Rate Note at a rate equal to the LIBOR Rate plus 3.25% from December 23, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The LIBOR Rate will be reset quarterly. The LIBOR Rate for the first quarterly period ending on March 14, 2005 will be 5.76%. The Issuers will pay interest and Liquidated Damages, if any, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Floating Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Floating Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 15, 2005. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue

A1-3

principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Floating Rate Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Floating Rate Notes at the close of business on the March 1, June 1, September 1 or December 1 next preceding the Interest Payment Date, even if such Floating Rate Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Floating Rate Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Floating Rate Global Notes and all other Floating Rate Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. MagnaChip or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuers issued the Floating Rate Notes under an Indenture dated as of December 23, 2004 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Floating Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Floating Rate Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Floating Rate Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Floating Rate Notes are secured obligations of the Issuers as evidenced by the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Floating Rate Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to December 15, 2005, MagnaChip may on any one or more occasions redeem up to 35% of the aggregate principal amount of Floating Rate Notes issued under the Indenture (including any Floating Rate Additional Notes issued after the Issue Date) at a redemption price of 100% of the principal amount thereof, plus the LIBOR Rate in effect on the date of the redemption notice plus 3.25%, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings or a contribution to MagnaChip’s common equity capital made with the net cash proceeds of a concurrent Public Equity Offering of US LLC or any of its Subsidiaries; provided that:

(1) at least 65% of the aggregate principal amount of Floating Rate Notes originally issued under this Indenture (excluding Floating Rate Notes held by MagnaChip and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering or equity contributions.

(b) On or after December 15, 2005, MagnaChip may redeem all or a part of the Floating Rate Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Floating Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2005	103%
2006	102%
2007	101%
2008 and thereafter	100%

At any time prior to December 15, 2005, MagnaChip may also redeem all or a part of the Floating Rate Notes (including any Floating Rate Additional Notes issued after the Issue Date), upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Floating Rate Notes redeemed plus the Floating Rate Second Priority Notes Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the rights of holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless MagnaChip defaults in the payment of the redemption price, interest will cease to accrue on the Floating Rate Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Floating Rate Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess of $1,000) of that Holder’s Floating Rate Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Floating Rate Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Floating Rate Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

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(b) If the Issuers or a Restricted Subsidiary of the Issuers consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, MagnaChip will commence an offer to all Holders of Floating Rate Notes and all holders of other Indebtedness that is pari passu with the Floating Rate Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Floating Rate Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Floating Rate Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, MagnaChip (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Floating Rate Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Floating Rate Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Floating Rate Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Floating Rate Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Floating Rate Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Floating Rate Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Floating Rate Notes or a satisfaction or discharge of the Indenture. Floating Rate Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Floating Rate Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Floating Rate Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Floating Rate Notes may be registered and Floating Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Floating Rate Note or portion of a Floating Rate Note selected for redemption, except for the unredeemed portion of any Floating Rate Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Floating Rate Notes for a period of 15 days before a selection of Floating Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) REDEMPTION FOR CHANGES IN TAXES. The Issuers may redeem each series of the Floating Rate Notes, in whole but not in part, at their discretion at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Floating Rate Notes, the Issuers have or

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would be required to pay Additional Amounts, and the Issuers cannot avoid any such payment obligation taking reasonable measures available to them, as a result of:

(a) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation which change or amendment has not been publicly announced as formally adopted and which becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or

(b) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced as formally adopted and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).

The Issuers will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuers would be obligated to make such payment or withholding if a payment in respect of the Floating Rate Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Floating Rate Notes pursuant to the foregoing, the Issuers will deliver the Trustee an opinion of counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such change or amendment which would entitle the Issuers to redeem the Floating Rate Notes hereunder and the Issuers cannot avoid any obligation to pay Additional Amounts taking reasonable measures available.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Floating Rate Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Floating Rate Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Floating Rate Notes including Floating Rate Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Floating Rate Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Floating Rate Notes including Floating Rate Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Floating Rate Note, the Indenture or the Floating Rate Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Floating Rate Notes in addition to or in place of certificated Floating Rate Notes, to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Floating Rate Notes and Floating Rate Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Floating Rate Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Intercreditor Agreement or the Floating Rate Notes to any provision of the “Description of the second priority notes” section of the Issuers’ Offering Memorandum dated

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December 16, 2004, relating to the initial offering of the Floating Rate Notes, to the extent that such provision in that “Description of second priority notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees, the Intercreditor Agreement or the Floating Rate Notes; to provide for the issuance of Floating Rate Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Floating Rate Note Guarantee with respect to the Floating Rate Notes.

(13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Floating Rate Notes, (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Floating Rate Notes, (iii) failure by MagnaChip or any of its Restricted Subsidiaries to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by MagnaChip or any of its Restricted Subsidiaries for 60 days after notice to MagnaChip by the Trustee or the Holders of at least 25% in aggregate principal amount of the Floating Rate Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or any of the Security Documents; (v) default under certain other agreements relating to Indebtedness of MagnaChip or any of its Restricted Subsidiaries which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to MagnaChip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the repudiation by MagnaChip or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against MagnaChip or any of its Subsidiaries for any reason; (ix) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor’s Guarantee; and (x) the occurrence of any of (a) except as permitted by the Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it will not be an Event of Default under the Indenture if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Parity Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $25.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens, (b) any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens, or (c) MagnaChip or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of MagnaChip or any other Pledgor set forth in or arising under any Security Document. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Floating Rate Notes may declare all the Floating Rate Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Floating Rate Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Floating Rate Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Floating Rate Notes may direct the

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Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Floating Rate Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Floating Rate Notes by notice to the Trustee may, on behalf of the Holders of all of the Floating Rate Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Floating Rate Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Floating Rate Notes, the Floating Rate Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Floating Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Floating Rate Notes.

(16) AUTHENTICATION. This Floating Rate Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED FLOATING RATE GLOBAL NOTES AND RESTRICTED FLOATING RATE DEFINITIVE NOTES. In addition to the rights provided to Holders of Floating Rate Notes under the Indenture, Holders of Restricted Floating Rate Global Notes and Restricted Floating Rate Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 23, 2004, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Floating Rate Additional Notes, Holders of Restricted Floating Rate Global Notes and Restricted Floating Rate Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Floating Rate Additional Notes (collectively, the “Registration Rights Agreement”).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Floating Rate Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Floating Rate Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

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(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

MagnaChip Semiconductor, Ltd.

1, Hyangjeong-dong

Hungduk-gu

Cheongju-si, 361-725

Korea

Attention: Chief Financial Officer

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ASSIGNMENT FORM

To assign this Floating Rate Note, fill in the form below:

(I) or (we) assign and transfer this Floating Rate Note to: ___________________________________________________________

                (Insert assignee’s legal name)

_________________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________________________________________________________________________

to transfer this Floating Rate Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this

Floating Rate Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Floating Rate Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

¬Section 4.10                                     ¬Section 4.15

If you want to elect to have only part of the Floating Rate Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this

Floating Rate Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE FLOATING RATE GLOBAL NOTE *

The following exchanges of a part of this Floating Rate Global Note for an interest in another Floating Rate Global Note or for a Floating Rate Definitive Note, or exchanges of a part of another Floating Rate Global Note or Floating Rate Definitive Note for an interest in this Floating Rate Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Floating Rate Global Note	Amount of increase in Principal Amount of this Floating Rate Global Note	Principal Amount of this Floating Rate Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Floating Rate Note is issued in global form.

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Exhibit A

[Face of Floating Rate Notes Regulation S Temporary Global Note]

CUSIP/CINS

Floating Rate Second Priority Senior Secured Notes due 2011

No.	$

MAGNACHIP SEMICONDUCTOR S.A.

and

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

promises to pay to              or registered assigns,

the principal sum of                                                                               DOLLARS on                     , 2011.

Interest Payment Dates:                      and

Record Dates:                      and

Dated: December [    ], 2004

MAGNACHIP SEMICONDUCTOR S.A.

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

By:
Name:
Title:

This is one of the Floating Rate Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

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[Back of Floating Rate Regulation S Temporary Global Note]

Floating Rate Second Priority Senior Secured Notes due 2011

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE

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SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE/AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip”), and MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finance Company” and together with MagnaChip, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Floating Rate Note at a rate equal to the LIBOR Rate plus 3.25% from December 23, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The LIBOR Rate will be reset quarterly. The LIBOR Rate for the first quarterly period ending on March 14, 2005 will be 5.76%. The Issuers will pay interest and Liquidated Damages, if any, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Floating Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Floating Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 15, 2005. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue

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principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Floating Rate Notes under the Indenture.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Floating Rate Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Floating Rate Notes at the close of business on the March 1, June 1, September 1 or December 1 next preceding the Interest Payment Date, even if such Floating Rate Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Floating Rate Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Floating Rate Global Notes and all other Floating Rate Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. MagnaChip or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuers issued the Floating Rate Notes under an Indenture dated as of December 23, 2004 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Floating Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Floating Rate Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Floating Rate Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Floating Rate Notes are secured obligations of the Issuers as evidenced by the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Floating Rate Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to December 15, 2005, MagnaChip may on any one or more occasions redeem up to 35% of the aggregate principal amount of Floating Rate Notes issued under the Indenture (including any Floating Rate Additional Notes issued after the Issue Date) at a redemption price of 100% of the principal amount thereof, plus the LIBOR Rate in

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effect on the date of the redemption notice plus 3.25%, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings or a contribution to MagnaChip’s common equity capital made with the net cash proceeds of a concurrent Public Equity Offering of US LLC or any of its Subsidiaries; provided that:

(1) at least 65% of the aggregate principal amount of Floating Rate Notes originally issued under this Indenture (excluding Floating Rate Notes held by MagnaChip and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering or equity contributions.

(b) On or after December 15, 2005, MagnaChip may redeem all or a part of the Floating Rate Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Floating Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2005	103%
2006	102%
2007	101%
2008 and thereafter	100%

At any time prior to December 15, 2005, MagnaChip may also redeem all or a part of the Floating Rate Notes (including any Floating Rate Additional Notes issued after the Issue Date), upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Floating Rate Notes redeemed plus the Floating Rate Second Priority Notes Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the rights of holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless MagnaChip defaults in the payment of the redemption price, interest will cease to accrue on the Floating Rate Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Floating Rate Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess of $1,000) of that Holder’s Floating Rate Notes at a purchase price

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in cash equal to 101% of the aggregate principal amount of Floating Rate Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Floating Rate Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 10 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Issuers or a Restricted Subsidiary of the Issuers consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, MagnaChip will commence an offer to all Holders of Floating Rate Notes and all holders of other Indebtedness that is pari passu with the Floating Rate Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Floating Rate Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Floating Rate Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, MagnaChip (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Floating Rate Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Floating Rate Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Floating Rate Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Floating Rate Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Floating Rate Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Floating Rate Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Floating Rate Notes or a satisfaction or discharge of the Indenture. Floating Rate Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Floating Rate Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Floating Rate Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Floating Rate Notes may be registered and Floating Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Floating Rate Note or portion of a Floating Rate Note selected for redemption, except for the unredeemed portion of any Floating Rate Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Floating Rate Notes for a period of 15 days before a selection of Floating Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

This Regulation S Temporary Floating Rate Global Note is exchangeable in whole or in part for one or more Floating Rate Global Notes only (i) on or after the termination of the 40-day distribution

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compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Floating Rate Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10) REDEMPTION FOR CHANGES IN TAXES. The Issuers may redeem each series of the Floating Rate Notes, in whole but not in part, at their discretion at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Floating Rate Notes, the Issuers have or would be required to pay Additional Amounts, and the Issuers cannot avoid any such payment obligation taking reasonable measures available to them, as a result of:

(a) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation which change or amendment has not been publicly announced as formally adopted and which becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or

(b) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced as formally adopted and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).

The Issuers will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuers would be obligated to make such payment or withholding if a payment in respect of the Floating Rate Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Floating Rate Notes pursuant to the foregoing, the Issuers will deliver the Trustee an opinion of counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such change or amendment which would entitle the Issuers to redeem the Floating Rate Notes hereunder and the Issuers cannot avoid any obligation to pay Additional Amounts taking reasonable measures available.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Floating Rate Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Floating Rate Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Floating Rate Notes including Floating Rate Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of

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the Indenture or the Floating Rate Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Floating Rate Notes including Floating Rate Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Floating Rate Note, the Indenture or the Floating Rate Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Floating Rate Notes in addition to or in place of certificated Floating Rate Notes, to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Floating Rate Notes and Floating Rate Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Floating Rate Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Intercreditor Agreement or the Floating Rate Notes to any provision of the “Description of second priority notes” section of the Issuers’ Offering Memorandum dated December 16, 2004, relating to the initial offering of the Notes, to the extent that such provision in that “Description of second priority notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees, the Intercreditor Agreement or the Floating Rate Notes; to provide for the issuance of Floating Rate Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Floating Rate Note Guarantee with respect to the Floating Rate Notes.

(13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Floating Rate Notes, (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Floating Rate Notes, (iii) failure by MagnaChip or any of its Restricted Subsidiaries to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by MagnaChip or any of its Restricted Subsidiaries for 60 days after notice to MagnaChip by the Trustee or the Holders of at least 25% in aggregate principal amount of the Floating Rate Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or any of the Security Documents; (v) default under certain other agreements relating to Indebtedness of MagnaChip or any of its Restricted Subsidiaries which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to MagnaChip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the repudiation by MagnaChip or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against MagnaChip or any of its Subsidiaries for any reason; (ix) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor’s Guarantee; and (x) the occurrence of any of (a) except as permitted by the Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it will not be an Event of Default under the Indenture if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Parity Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $25.0 million ceases to be an enforceable and perfected

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second-priority Lien, subject only to Permitted Prior Liens, (b) any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens, or (c) MagnaChip or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of MagnaChip or any other Pledgor set forth in or arising under any Security Document. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Floating Rate Notes may declare all the Floating Rate Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Floating Rate Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Floating Rate Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Floating Rate Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Floating Rate Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Floating Rate Notes by notice to the Trustee may, on behalf of the Holders of all of the Floating Rate Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Floating Rate Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Floating Rate Notes, the Floating Rate Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Floating Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Floating Rate Notes.

(16) AUTHENTICATION. This Floating Rate Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Floating Rate Notes under the Indenture, Holders of this Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of

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December 23, 2004, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Floating Rate Additional Notes, Holders of Restricted Floating Rate Global Notes and Restricted Floating Rate Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Floating Rate Additional Notes (collectively, the “Registration Rights Agreement”).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Floating Rate Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Floating Rate Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

MagnaChip Semiconductor, Ltd.

1, Hyangjeong-dong

Hungduk-gu

Cheongju-si, 361-725

Korea

Attention: Chief Financial Officer

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ASSIGNMENT FORM

To assign this Floating Rate Note, fill in the form below:

(I) or (we) assign and transfer this Floating Rate Note to:

(Insert assignee’s legal name)

_________________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                        to transfer this Floating Rate Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Floating Rate Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Floating Rate Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

¬Section 4.10                     ¬Section 4.15

If you want to elect to have only part of the Floating Rate Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Floating Rate Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL FLOATING RATE NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Floating Rate Global Note, or exchanges of a part of another other Restricted Floating Rate Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Floating Rate Global Note	Amount of increase in Principal Amount of this Floating Rate Global Note	Principal Amount of this Floating Rate Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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Exhibit B

EXHIBIT B1

[Face of Fixed Rate Note]

CUSIP/CINS

6 7/8% Second Priority Senior Secured Notes due 2011

No.	$

MAGNACHIP SEMICONDUCTOR S.A.

and

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

promises to pay to              or registered assigns,

the principal sum of                                                                           DOLLARS on             , 2011.

Interest Payment Dates:                      and

Record Dates:                      and

Dated: December [    ], 2004

MAGNACHIP SEMICONDUCTOR S.A.

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

By:
Name:
Title:

This is one of the Fixed Rate Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

B1-1

[Back of Fixed Rate Note]

6 7/8% Second Priority Senior Secured Notes due 2011

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN

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REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

THE HOLDER OF THIS NOTE REPRESENTS EITHER THAT (A) IT IS NOT A PLAN (WHICH TERM INCLUDES (I) EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR TO PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) AND (III) ENTITIES THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS) AND IT HAS NOT PURCHASED THE NOTES ON BEHALF OF, OR WITH THE “PLAN ASSETS” OF, ANY PLAN; OR (B) THE HOLDER’S PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES EITHER (I) ARE NOT A PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS OR (II) ARE ENTITLED TO EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE IN ACCORDANCE WITH ONE OR MORE AVAILABLE STATUTORY, CLASS OR INDIVIDUAL PROHIBITED TRANSACTION EXEMPTIONS AND ARE OTHERWISE PERMISSIBLE UNDER ALL APPLICABLE SIMILAR LAWS.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip), and MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finance Company” and together with MagnaChip, the “Issuers”), jointly and severally, promise to pay interest on the principal amount of this Fixed Rate Note at 6 7/8% per annum from December 23, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Fixed Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Fixed Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2005. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition

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interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Fixed Rate Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Fixed Rate Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Fixed Rate Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Fixed Rate Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Fixed Rate Global Notes and all other Fixed Rate Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. MagnaChip or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuers issued the Fixed Rate Notes under an Indenture dated as of December 23, 2004 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Fixed Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Fixed Rate Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Fixed Rate Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Fixed Rate Notes are secured obligations of the Issuers as evidenced by the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Fixed Rate Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to December 15, 2007, MagnaChip may on any one or more occasions redeem up to 35% of the aggregate principal amount of Fixed Rate Notes issued under this Indenture (including any Fixed Rate Additional Notes issued after the Issue Date) at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings or a contribution to MagnaChip’s common equity capital made with the net cash proceeds of a concurrent Public Equity Offering of US LLC or any of its Subsidiaries; provided that:

(1) at least 65% of the aggregate principal amount of Fixed Rate Notes originally issued under this Indenture (including any Fixed Rate Additional Notes issued after the Issue Date) (excluding Fixed Rate Notes held by MagnaChip and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

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(2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering or equity contributions.

(b) On or after December 15, 2008, MagnaChip may redeem all or a part of the Fixed Rate Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Fixed Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of holders of Fixed Rate Notes on the relevant record date to receive interest due on the relevant interest payment date.

Year	Percentage
2008	103.438%
2009	101.719%
2010 and thereafter	100%

Notwithstanding the foregoing, at any time prior to December 15, 2008, MagnaChip may also redeem all or a part of the Fixed Rate Notes (including any Fixed Rate Additional Notes issued after the Issue Date), upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Fixed Rate Second Priority Notes Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless MagnaChip defaults in the payment of the redemption price, interest will cease to accrue on the Fixed Rate Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Fixed Rate Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess of $1,000) of that Holder’s Fixed Rate Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Fixed Rate Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Fixed Rate Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 10 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

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(b) If the Issuers or a Restricted Subsidiary of the Issuers consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, MagnaChip will commence an offer to all Holders of Fixed Rate Notes and all holders of other Indebtedness that is pari passu with the Fixed Rate Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Fixed Rate Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Fixed Rate Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, MagnaChip (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Fixed Rate Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Fixed Rate Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Fixed Rate Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Fixed Rate Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Fixed Rate Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Fixed Rate Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Fixed Rate Notes or a satisfaction or discharge of the Indenture. Fixed Rate Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Fixed Rate Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Fixed Rate Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Fixed Rate Notes may be registered and Fixed Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Fixed Rate Note or portion of a Fixed Rate Note selected for redemption, except for the unredeemed portion of any Fixed Rate Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Fixed Rate Notes for a period of 15 days before a selection of Fixed Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) REDEMPTION FOR CHANGES IN TAXES. The Issuers may redeem each series of the Fixed Rate Notes, in whole but not in part, at their discretion at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Fixed Rate Notes, the Issuers have or would be required to pay Additional Amounts, and the Issuers cannot avoid any such payment obligation taking reasonable measures available to them, as a result of:

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(a) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation which change or amendment has not been publicly announced as formally adopted and which becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or

(b) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced as formally adopted and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).

The Issuers will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuers would be obligated to make such payment or withholding if a payment in respect of the Fixed Rate Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Fixed Rate Notes pursuant to the foregoing, the Issuers will deliver the Trustee an opinion of counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such change or amendment which would entitle the Issuers to redeem the Fixed Rate Notes hereunder and the Issuers cannot avoid any obligation to pay Additional Amounts taking reasonable measures available.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Fixed Rate Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Fixed Rate Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Fixed Rate Notes including Fixed Rate Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Fixed Rate Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Fixed Rate Notes including Fixed Rate Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Fixed Rate Note, the Indenture or the Fixed Rate Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Fixed Rate Notes in addition to or in place of certificated Fixed Rate Notes, to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Fixed Rate Notes and Fixed Rate Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Fixed Rate Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Intercreditor Agreement or the Fixed Rate Notes to any provision of the “Description of the second priority notes” section of the Issuers’ Offering Memorandum dated December 16, 2004, relating to the initial

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offering of the Fixed Rate Notes, to the extent that such provision in that “Description of second priority notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees, the Intercreditor Agreement or the Fixed Rate Notes; to provide for the issuance of Fixed Rate Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Fixed Rate Note Guarantee with respect to the Fixed Rate Notes.

(13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Fixed Rate Notes, (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Fixed Rate Notes, (iii) failure by MagnaChip or any of its Restricted Subsidiaries to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by MagnaChip or any of its Restricted Subsidiaries for 60 days after notice to MagnaChip by the Trustee or the Holders of at least 25% in aggregate principal amount of the Fixed Rate Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or any of the Security Documents; (v) default under certain other agreements relating to Indebtedness of MagnaChip or any of its Restricted Subsidiaries which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to MagnaChip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the repudiation by MagnaChip or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against MagnaChip or any of its Subsidiaries for any reason; (ix) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor’s Guarantee; and (x) the occurrence of any of (a) except as permitted by the Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it will not be an Event of Default under the Indenture if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Parity Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $25.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens, (b) any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens, or (c) MagnaChip or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of MagnaChip or any other Pledgor set forth in or arising under any Security Document. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Fixed Rate Notes may declare all the Fixed Rate Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Fixed Rate Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Fixed Rate Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Fixed Rate Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Fixed Rate Notes notice of any

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continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Fixed Rate Notes by notice to the Trustee may, on behalf of the Holders of all of the Fixed Rate Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Fixed Rate Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Fixed Rate Notes, the Fixed Rate Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Fixed Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Fixed Rate Notes.

(16) AUTHENTICATION. This Fixed Rate Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED FIXED RATE GLOBAL NOTES AND RESTRICTED FIXED RATE DEFINITIVE NOTES. In addition to the rights provided to Holders of Fixed Rate Notes under the Indenture, Holders of Restricted Fixed Rate Global Notes and Restricted Fixed Rate Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 23, 2004, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Fixed Rate Additional Notes, Holders of Restricted Fixed Rate Global Notes and Restricted Fixed Rate Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Fixed Rate Additional Notes (collectively, the “Registration Rights Agreement”).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Fixed Rate Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Fixed Rate Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

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(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

MagnaChip Semiconductor, Ltd.

1, Hyangjeong-dong

Hungduk-gu

Cheongju-si, 361-725

Korea

Attention: Chief Financial Officer

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ASSIGNMENT FORM

To assign this Fixed Rate Note, fill in the form below:

(I) or (we) assign and transfer this Fixed Rate Note to:	_____________________________________________________________________________________
(Insert assignee’s legal name)

______________________________________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________________________to transfer this Fixed Rate Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Fixed Rate Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Fixed Rate Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

¬Section 4.10                            ¬Section 4.15

If you want to elect to have only part of the Fixed Rate Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Fixed Rate Note)

Tax Identification No.:

Signature Guarantee*: ______________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE FIXED RATE GLOBAL NOTE *

The following exchanges of a part of this Fixed Rate Global Note for an interest in another Fixed Rate Global Note or for a Fixed Rate Definitive Note, or exchanges of a part of another Fixed Rate Global Note or Fixed Rate Definitive Note for an interest in this Fixed Rate Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Fixed Rate Global Note	Amount of increase in Principal Amount of this Fixed Rate Global Note	Principal Amount of this Fixed Rate Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Fixed Rate Note is issued in global form.

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Exhibit B

[Face of Fixed Rate Regulation S Temporary Global Note]

CUSIP/CINS

6 7/8% Second Priority Senior Secured Notes due 2011

No.	$

MAGNACHIP SEMICONDUCTOR S.A.

and

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

promises to pay to                      or registered assigns,

the principal sum of                                                                                                                                                                     DOLLARS on                     , 2011.

Interest Payment Dates:                      and

Record Dates:                      and

Dated: December [    ], 2004

MAGNACHIP SEMICONDUCTOR S.A.

By:
Name:
Title:

MAGNACHIP SEMICONDUCTOR FINANCE COMPANY

By:
Name:
Title:

This is one of the Fixed Rate Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

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[Back of Fixed Rate Regulation S Temporary Global Note]

Fixed Rate Second Priority Senior Secured Notes due 2011

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE

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SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE/AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip), and MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finance Company” and together with MagnaChip, the “Issuers”), jointly and severally, promise to pay interest on the principal amount of this Fixed Rate Note at 6 7/8% per annum from December 23, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Fixed Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Fixed Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2005. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in

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any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Fixed Rate Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Fixed Rate Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Fixed Rate Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Fixed Rate Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Fixed Rate Global Notes and all other Fixed Rate Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. MagnaChip or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuers issued the Fixed Rate Notes under an Indenture dated as of December 23, 2004 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Fixed Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Fixed Rate Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Fixed Rate Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Fixed Rate Notes are secured obligations of the Issuers as evidenced by the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Fixed Rate Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to December 15, 2007, MagnaChip may on any one or more occasions redeem up to 35% of the aggregate principal amount of Fixed Rate Notes issued under this Indenture (including any Fixed Rate Additional Notes issued after the Issue Date) at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings or a contribution to MagnaChip’s common equity capital made with the net cash proceeds of a concurrent Public Equity Offering of common stock of US LLC or any of its Subsidiaries; provided that:

(1) at least 65% of the aggregate principal amount of Fixed Rate Notes originally issued under this Indenture (including any Fixed Rate Additional Notes issued after the Issue Date) (excluding Fixed Rate Notes held by MagnaChip and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

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(2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering or equity contributions.

(b) On or after December 15, 2008, MagnaChip may redeem all or a part of the Fixed Rate Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Fixed Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of holders of Fixed Rate Notes on the relevant record date to receive interest due on the relevant interest payment date.

Year	Percentage
2008	103.438%
2009	101.719%
2010 and thereafter	100%

Notwithstanding the foregoing, at any time prior to December 15, 2008, MagnaChip may also redeem all or a part of the Fixed Rate Notes (including any Fixed Rate Additional Notes issued after the Issue Date), upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Fixed Rate Second Priority Notes Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless MagnaChip defaults in the payment of the redemption price, interest will cease to accrue on the Fixed Rate Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Fixed Rate Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess of $1,000) of that Holder’s Fixed Rate Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Fixed Rate Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Fixed Rate Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 10 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

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(b) If the Issuers or a Restricted Subsidiary of the Issuers consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, MagnaChip will commence an offer to all Holders of Fixed Rate Notes and all holders of other Indebtedness that is pari passu with the Fixed Rate Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Fixed Rate Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Fixed Rate Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, MagnaChip (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Fixed Rate Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Fixed Rate Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Fixed Rate Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Fixed Rate Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Fixed Rate Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Fixed Rate Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Fixed Rate Notes or a satisfaction or discharge of the Indenture. Fixed Rate Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Fixed Rate Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Fixed Rate Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Fixed Rate Notes may be registered and Fixed Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Fixed Rate Note or portion of a Fixed Rate Note selected for redemption, except for the unredeemed portion of any Fixed Rate Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Fixed Rate Notes for a period of 15 days before a selection of Fixed Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) REDEMPTION FOR CHANGES IN TAXES. The Issuers may redeem each series of the Fixed Rate Notes, in whole but not in part, at their discretion at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Fixed Rate Notes, the Issuers have or

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would be required to pay Additional Amounts, and the Issuers cannot avoid any such payment obligation taking reasonable measures available to them, as a result of:

(a) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation which change or amendment has not been publicly announced as formally adopted and which becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or

(b) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced as formally adopted and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).

The Issuers will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuers would be obligated to make such payment or withholding if a payment in respect of the Fixed Rate Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Fixed Rate Notes pursuant to the foregoing, the Issuers will deliver the Trustee an opinion of counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such change or amendment which would entitle the Issuers to redeem the Fixed Rate Notes hereunder and the Issuers cannot avoid any obligation to pay Additional Amounts taking reasonable measures available.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Fixed Rate Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Fixed Rate Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Fixed Rate Notes including Fixed Rate Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Fixed Rate Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Fixed Rate Notes including Fixed Rate Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Fixed Rate Note, the Indenture or the Fixed Rate Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Fixed Rate Notes in addition to or in place of certificated Fixed Rate Notes, to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Fixed Rate Notes and Fixed Rate Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Fixed Rate Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Intercreditor Agreement or the Fixed Rate Notes to any provision of the “Description of the second priority notes” section of the Issuers’ Offering Memorandum dated December 16, 2004, relating to the initial

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offering of the Fixed Rate Notes, to the extent that such provision in that “Description of second priority notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees, the Intercreditor Agreement or the Fixed Rate Notes; to provide for the issuance of Fixed Rate Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Fixed Rate Note Guarantee with respect to the Fixed Rate Notes.

(13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Fixed Rate Notes, (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Fixed Rate Notes, (iii) failure by MagnaChip or any of its Restricted Subsidiaries to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by MagnaChip or any of its Restricted Subsidiaries for 60 days after notice to MagnaChip by the Trustee or the Holders of at least 25% in aggregate principal amount of the Fixed Rate Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or any of the Security Documents; (v) default under certain other agreements relating to Indebtedness of MagnaChip or any of its Restricted Subsidiaries which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to MagnaChip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the repudiation by MagnaChip or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against MagnaChip or any of its Subsidiaries for any reason; (ix) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor’s Guarantee; and (x) the occurrence of any of (a) except as permitted by the Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it will not be an Event of Default under the Indenture if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Parity Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $25.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens, (b) any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million ceases to be an enforceable and perfected second-priority Lien, subject only to Permitted Prior Liens, or (c) MagnaChip or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of MagnaChip or any other Pledgor set forth in or arising under any Security Document. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Fixed Rate Notes may declare all the Fixed Rate Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Fixed Rate Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Fixed Rate Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Fixed Rate Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Fixed Rate Notes notice of any

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continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Fixed Rate Notes by notice to the Trustee may, on behalf of the Holders of all of the Fixed Rate Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Fixed Rate Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Fixed Rate Notes, the Fixed Rate Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Fixed Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Fixed Rate Notes.

(16) AUTHENTICATION. This Fixed Rate Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED FIXED RATE GLOBAL NOTES AND RESTRICTED FIXED RATE DEFINITIVE NOTES. In addition to the rights provided to Holders of Fixed Rate Notes under the Indenture, Holders of Restricted Fixed Rate Global Notes and Restricted Fixed Rate Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 23, 2004, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Fixed Rate Additional Notes, Holders of Restricted Fixed Rate Global Notes and Restricted Fixed Rate Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Fixed Rate Additional Notes (collectively, the “Registration Rights Agreement”).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Fixed Rate Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Fixed Rate Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

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(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

MagnaChip Semiconductor, Ltd.

1, Hyangjeong-dong

Hungduk-gu

Cheongju-si, 361-725

Korea

Attention: Chief Financial Officer

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ASSIGNMENT FORM

To assign this Fixed Rate Note, fill in the form below:

(I) or (we) assign and transfer this Fixed Rate Note to:	_______________________________________________________________
(Insert assignee’s legal name)

______________________________________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________________________________________________________________

to transfer this Fixed Rate Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Fixed Rate Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Fixed Rate Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

¬Section 4.10                            ¬Section 4.15

If you want to elect to have only part of the Fixed Rate Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature: __________________________________________
(Sign exactly as your name appears on the face of this Fixed Rate Note)
Tax Identification No.: _____________________________________

Signature Guarantee*: ______________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE FIXED RATE GLOBAL NOTE *

The following exchanges of a part of this Fixed Rate Global Note for an interest in another Fixed Rate Global Note or for a Fixed Rate Definitive Note, or exchanges of a part of another Fixed Rate Global Note or Fixed Rate Definitive Note for an interest in this Fixed Rate Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Fixed Rate Global Note	Amount of increase in Principal Amount of this Fixed Rate Global Note	Principal Amount of this Fixed Rate Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Fixed Rate Note is issued in global form.

B2-13

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

MagnaChip Semiconductor S.A.

MagnaChip Semiconductor Finance Company

1, Hyangjeong-dong

Hungduk-gu

Cheongju-si, 361-725

Korea

Attention: Chief Financial Officer

[Registrar address block]

Re: [Floating Rate Second Priority Senior Secured Notes due 2011/6 7/8% Second Priority Senior Secured Notes due 2011]

Reference is hereby made to the Indenture, dated as of December 23, 2004 (the “Indenture”), among MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip”), MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finance Company” and together with MagnaChip, the “Issuers”), the Guarantors (as defined), The Bank of New York, as trustee and [US Bank], as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the [Floating Rate/Fixed Rate] Note[s] or interest in such [Floating Rate/Fixed Rate] Note[s] specified in Annex [A/B] hereto, in the principal amount of $                     in such [Floating Rate/Fixed Rate] Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex [A/B] hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the [Floating Rate/Fixed Rate] 144A Global Note or a [Floating Rate/Fixed Rate] Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or [Floating Rate/Fixed Rate] Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or [Floating Rate/Fixed Rate] Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or [Floating Rate/Fixed Rate] Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the [Floating Rate/Fixed Rate] 144A Global Note and/or the [Floating Rate/Fixed Rate] Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the [Floating Rate/Fixed Rate] Regulation S Temporary Global Note, the [Floating Rate/Fixed Rate] Regulation S Permanent Global Note or a [Floating Rate/Fixed Rate] Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act [and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or [Floating Rate/Fixed Rate] Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the [Floating Rate/Fixed Rate] Regulation S Permanent Global Note, the [Floating Rate/Fixed Rate] Regulation S Temporary Global Note and/or the [Floating Rate/Fixed Rate] Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the [Floating Rate/Fixed Rate] IAI Global Note or a [Floating Rate/Fixed Rate] Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in [Floating Rate/Fixed Rate] Restricted Global Notes and [Floating Rate/Fixed Rate] Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a [Floating Rate/Fixed Rate] Restricted Global Note or [Floating Rate/Fixed Rate] Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of [Floating Rate/Fixed

Rate] Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or [Floating Rate/Fixed Rate] Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the [Floating Rate/Fixed Rate] IAI Global Note and/or the [Floating Rate/Fixed Rate] Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an [Floating Rate/Fixed Rate] Unrestricted Global Note or of an [Floating Rate/Fixed Rate] Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or [Floating Rate/Fixed Rate] Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the [Floating Rate/Fixed Rate] Restricted Global Notes, on [Floating Rate/Fixed Rate] Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or [Floating Rate/Fixed Rate] Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or [Floating Rate/Fixed Rate] Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the [Floating Rate/Fixed Rate] Restricted Global Notes or [Floating Rate/Fixed Rate] Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i)   ☐ [Floating Rate/Fixed Rate] 144A Global Note (CUSIP             ), or

(ii)  ☐ [Floating Rate/Fixed Rate] Regulation S Global Note (CUSIP             ), or

(iii) ☐ [Floating Rate/Fixed Rate] IAI Global Note (CUSIP             ); or

(b) ☐ a [Floating Rate/Fixed Rate] Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i)   ☐ [Floating Rate/Fixed Rate] 144A Global Note (CUSIP             ), or

(ii)  ☐ [Floating Rate/Fixed Rate] Regulation S Global Note (CUSIP             ), or

(iii) ☐ [Floating Rate/Fixed Rate] IAI Global Note (CUSIP             ); or

(iv) ☐ [Floating Rate/Fixed Rate] Unrestricted Global Note (CUSIP             ); or

(b) ☐ a [Floating Rate/Fixed Rate] Restricted Definitive Note; or

(c) ☐ an [Floating Rate/Fixed Rate] Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT E1

FORM OF CERTIFICATE OF EXCHANGE

MagnaChip Semiconductor S.A.

MagnaChip Semiconductor Finance Company

1, Hyangjeong-dong

Hungduk-gu

Cheongju-si, 361-725

Korea

Attention: Chief Financial Officer

[Registrar address block]

Re: [Floating Rate Second Priority Senior Secured Notes due 2011/6 7/8% Second Priority Senior Secured Notes due 2011]

(CUSIP                     )

Reference is hereby made to the Indenture, dated as of December [    ], 2004, among MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip”), MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finance Company” and together with MagnaChip, the “Issuers”), the Guarantors (as defined), The Bank of New York, as Trustee, and [US Bank], as Collateral Trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Owner”) owns and proposes to exchange the [Floating Rate/Fixed Rate] Note[s] or interest in such [Floating Rate/Fixed Rate] Note[s] specified herein, in the principal amount of $             in such [Floating Rate/Fixed Rate] Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of [Floating Rate/Fixed Rate] Restricted Definitive Notes or Beneficial Interests in a [Floating Rate/Fixed Rate] Restricted Global Note for Floating Rate Unrestricted Definitive Notes or Beneficial Interests in an [Floating Rate/Fixed Rate] Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a [Floating Rate/Fixed Rate] Restricted Global Note to beneficial interest in an [Floating Rate/Fixed Rate] Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a [Floating Rate/Fixed Rate] Restricted Global Note for a beneficial interest in an [Floating Rate/Fixed Rate] Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the [Floating Rate/Fixed Rate] Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an [Floating Rate/Fixed Rate] Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a [Floating Rate/Fixed Rate] Restricted Global Note to [Floating Rate/Fixed Rate] Unrestricted Definitive Note. In connection

D1-1

with the Exchange of the Owner’s beneficial interest in a [Floating Rate/Fixed Rate] Restricted Global Note for an [Floating Rate/Fixed Rate] Unrestricted Definitive Note, the Owner hereby certifies (i) the [Floating Rate/Fixed Rate] Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the [Floating Rate/Fixed Rate] Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the [Floating Rate/Fixed Rate] Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from [Floating Rate/Fixed Rate] Restricted Definitive Note to beneficial interest in an [Floating Rate/Fixed Rate] Unrestricted Global Note. In connection with the Owner’s Exchange of a [Floating Rate/Fixed Rate] Restricted Definitive Note for a beneficial interest in an [Floating Rate/Fixed Rate] Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to [Floating Rate/Fixed Rate] Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from [Floating Rate/Fixed Rate] Restricted Definitive Note to [Floating Rate/Fixed Rate] Unrestricted Definitive Note. In connection with the Owner’s Exchange of [Floating Rate/Fixed Rate] Restricted Definitive Note for an [Floating Rate/Fixed Rate] Unrestricted Definitive Note, the Owner hereby certifies (i) the [Floating Rate/Fixed Rate] Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to [Floating Rate/Fixed Rate] Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the [Floating Rate/Fixed Rate] Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of [Floating Rate/Fixed Rate] Restricted Definitive Notes or Beneficial Interests in [Floating Rate/Fixed Rate] Restricted Global Notes for [Floating Rate/Fixed Rate] Restricted Definitive Notes or Beneficial Interests in [Floating Rate/Fixed Rate] Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a [Floating Rate/Fixed Rate] Restricted Global Note to [Floating Rate/Fixed Rate] Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a [Floating Rate/Fixed Rate] Restricted Global Note for a [Floating Rate/Fixed Rate] Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the [Floating Rate/Fixed Rate] Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the [Floating Rate/Fixed Rate] Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from [Floating Rate/Fixed Rate] Restricted Definitive Note to beneficial interest in a [Floating Rate/Fixed Rate] Restricted Global Note. In connection with the Exchange of the Owner’s [Floating Rate/Fixed Rate] Restricted Definitive Note for a beneficial interest in

D1-2

the [CHECK ONE] ☐ [Floating Rate/Fixed Rate] 144A Global Note, ☐ [Floating Rate/Fixed Rate] Regulation S Global Note, ☐ [Floating Rate/Fixed Rate] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the [Floating Rate/Fixed Rate] Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant [Floating Rate/Fixed Rate] Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D1-3

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

MagnaChip Semiconductor S.A.

MagnaChip Semiconductor Finance Company

1, Hyangjeong-dong

Hungduk-gu

Cheongju-si, 361-725

Korea

Attention: Chief Financial Officer

[Registrar address block]

Re: [Floating Rate Second Priority Senior Secured Notes due 2011/6 7/8% Second Priority Senior Secured Notes due 2011]

Reference is hereby made to the Indenture, dated as of December 23, 2004, among MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip”), MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finance Company” and together with MagnaChip, the “Issuers”), the Guarantors (as defined), The Bank of New York, as Trustee, and [US Bank], as Collateral Trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a) ☐         a beneficial interest in a [Floating Rate/Fixed Rate] Global Note, or;

(b) ☐         a [Floating Rate/Fixed Rate] Definitive Note

we confirm that:

1. We understand that any subsequent transfer of the [Floating Rate/Fixed Rate] Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the [Floating Rate/Fixed Rate] Notes have not been registered under the Securities Act, and that the [Floating Rate/Fixed Rate] Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of [Floating Rate/Fixed Rate] Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities

E-1

Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the [Floating Rate/Fixed Rate] Definitive Note or beneficial interest in a [Floating Rate/Fixed Rate] Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the [Floating Rate/Fixed Rate] Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the [Floating Rate/Fixed Rate] Notes may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the [Floating Rate/Fixed Rate] Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the [Floating Rate/Fixed Rate] Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

E-2

EXHIBIT E1

[FORM OF NOTATION OF NON-KOREAN GUARANTEE]

For value received, each Non-Korean Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 23, 2004 (the “Indenture”) MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip”), MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finance Company” and together with MagnaChip, the “Issuers”), the Guarantors (as defined) The Bank of New York, as Trustee, and [US Bank], as Collateral Trustee (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Non-Korean Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

E-1

[NAME OF NON-KOREAN GUARANTOR(S)]

By:
Name:
Title:

[Notation of Non-Korean Guarantee]

E1-2

EXHIBIT E2

[FORM OF NOTATION OF KOREAN GUARANTEE]

For value received, the Korean Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 23, 2004 (the “Indenture”) MagnaChip Semiconductor S.A., a Luxembourg public limited liability company (societe anonyme) (“MagnaChip”), MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finance Company” and together with MagnaChip, the “Issuers”), the Guarantors (as defined), The Bank of New York, as Trustee and [UBS/US Bank], as Collateral Trustee (solely with respect to Article 13), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Collateral Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Korean Guarantor to the Collateral Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Collateral Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Collateral Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

Recovery under this Guarantee is limited to $500,000,000 of principal plus interest (including default interest) at the rates stated in the Notes and the Indenture, plus any and all fees, expenses, indemnifications, breakage costs, taxes, Liquidated Damages, enforcement costs or other amounts owing to the holders of the Notes, the Trustee, the Collateral Trustee or any Holder of any Note pursuant to the terms of the Indenture or this Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

E2-1

[NAME OF KOREAN GUARANTOR]

By:
Name:
Title:

[Notation of Korean Guarantee]

E2-2

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 200    , among                      (the “Guaranteeing Subsidiary”), a subsidiary of                      (or its permitted successor), a [Delaware] corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and                     , as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 23, 2004 providing for the issuance of its Floating Rate Second Priority Senior Secured Notes due 2011 and its 6 7/8% Second Priority Senior Secured Notes due 2011 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

F-1

EXHIBIT F

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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EXHIBIT F

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[ISSUER]

By:
Name:
Title:

[ISSUER]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE],
as Trustee

By:
Authorized Signatory

[COLLATERAL TRUSTEE]
as Collateral Trustee

By:
Authorized Signatory

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